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Exhibit 3.4

Company No. 4827199

COMPANIES ACT 1985

A PRIVATE COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION
OF
VALENTIA HOLDINGS LIMITED

        (Adopted by special resolution passed at 6.35pm on 7 August 2003)

Preliminary

Definitions

1.
In these Articles:

A Ordinary Shares means the A ordinary shares of €0.50 each in the capital of the Company having the rights set out in Articles 17 and 18;

Act means the Companies Act 1985 including any statutory modification or re-enactment thereof for the time being in force;

acting in concert bears the same meaning as that ascribed by the Code save that the Investors and their Connected Entities shall not be deemed to be acting in concert with one another solely by reason of their having executed, and their acting in accordance with, the Transaction Documents;

Adjustment Event means any issue of Ordinary Shares by way of capitalisation issue (including capitalisation of share premium account and capital redemption reserve) and any sub-division or consolidation of the Ordinary Shares;

Adviser to the Board shall mean a person appointed to advise the board in accordance with Article 137;

Affiliate means, with respect to any person, any other person that, directly or indirectly:

(a)
owns or controls the first person;

(b)
is owned or controlled by the first person; or

(c)
is under common ownership or control with the first person,

where:

  (i)
  own means ownership (either alone or together with other Affiliates) of more than 50 per cent. of the voting capital of, or interests giving the right to vote at general meetings of, or the rights to distributions on account of equity of, the relevant person; and

  (ii)
  control means the power (whether through the ownership of voting securities, by contract, or otherwise and whether alone or together with other Affiliates) to direct the management or policies, or activities, of the relevant person or to appoint or remove (or to direct the appointment or removal of) directors of the relevant person holding a majority of the voting rights exercisable at meetings of its board on all, or substantially all, matters (and controlled shall be construed accordingly), provided, however, that the Company shall not be considered to be an Affiliate of any Investors or of any other Affiliate of any Investor;

AJFOR means Lionheart Ventures (Overseas) Limited of Iris Tower, 6th Floor Makarios Avenue, PO Box 4656, Nicosia, Cyprus;

Appointee Director means any director designated as an Appointee Director of any Shareholder or Shareholders in accordance with Article 129(b);

Approved Employee Plan means an employee share ownership, option or incentive plan adopted by the Company with Special Investor Majority Consent in accordance with Article 13;

Approved Take-over Offer means a take-over offer in writing which is stipulated to be open for acceptance for at least 30 days, and which has been approved in writing by the Majority Holders, to acquire:

(a)
all the Ordinary Shares (including any Ordinary Shares which may be allotted during the Approved Take-over Offer period or upon the Approved Take-over Offer becoming unconditional pursuant to the exercise or conversion of options or rights to subscribe for or securities convertible into Ordinary Shares in existence at the date of such Offer to the extent not then exercised, including without limitation the Non Voting Preference Shares) on equal terms (provided that the consideration for options and other rights to subscribe (if any) may take into account the exercise price of such options or rights (if any) and provided that the terms of the offer may vary to the extent necessary or desirable to comply with applicable law or regulations or the rules of any competent authority); and

(b)
to the extent that such Shares have not been converted into Ordinary Shares or redeemed in accordance with the Articles at the time of the acquisition of a Controlling Interest by the Offeror:

(i)
each Balancing Voting Deferred Share at a price of €0.005;

(ii)
each Non Voting Preference Share at a price equal to the Redemption Value of each such Non Voting Preference Share;

(iii)
each ESOT Preference Share at a price equal to the ESOT Preference Amount;

(iv)
each Redeemable Preference Share at a price equal to the Redeemable Preference Amount; and

(v)
each C Share at the Subscription Price for such Share.

APSS means the eircom approved profit sharing scheme;

APSS Trust Deed means the deed of substitution to the trust deed dated 31 March 1999 constituting the eircom approved profit sharing scheme, as amended (the Original APSS Deed) substituting the Company in place of Valentia Telecommunications Limited as the founding company of the eircom approved profit sharing scheme for the purposes of the Original APSS Deed, as in force from time to time hereafter;

Articles means these articles of association, as amended from time to time by special resolution;

Auditors means the auditors of the Company;

B Ordinary Shares means the B ordinary shares of €0.50 each in the capital of the Company having the rights set out in Articles 17 an 19 to 23;

Balancing Voting Deferred Shares means the balancing voting deferred shares of €0.005 each in the capital of the Company having the rights set out in Articles 25 and 26;

Beneficiaries means the beneficiaries of the ESOT Trust Deed and/or the APSS Trust Deed from time to time as the context requires;

Board means the board of directors of the Company from time to time;

Bond Terms means the terms of the Senior Notes and Junior Notes as described in the Offering Memorandum and as more fully set out in the Indentures;

Business Day means a day (other than a Saturday or Sunday) on which banks generally are open in London and Dublin for the transaction of normal business;

C Shares means the C Shares of €0.05 each in the capital of the Company having the rights set out in Article 33;

Cessation Date means the date upon which a person becomes a Departing Employee;

clear days in relation to a period of a notice means that period excluding the day when the notice is given or deemed to be given and the day for which it is given or on which it is to take effect;

Code means the Takeover Rules and Substantial Acquisitions Rules pursuant to Irish Takeovers Act 1997 as published by the Irish Panel on Take-Overs and Mergers, as amended from time to time;

Co-investing Party means any person who is a partner of, or an investor, shareholder or unitholder in (a) any Shareholder which is a fund managed professionally for investment purposes or a nominee or trustee for such a fund, or (b) any Connected Entity of any such Shareholder and, in each case, who has entered into a deed of adherence to the Shareholders' Agreement and has agreed to be bound by that Agreement as a Co-investing Party of such Shareholder, Yoghal being deemed to be a Co-investing Party of PEP for the purposes of these Articles;

Company means Valentia Holdings Limited, a private company limited by shares and incorporated in England and Wales;

Connected Entity means in relation to any holder of shares (the Principal Holder) any other holder of shares which is:

(a)
an Affiliate of the Principal Holder; and

(b)
a person to whom the Principal Holder has transferred, or would be entitled to transfer, Shares under Article 60 (but only including a transfer under Article 60(i) where Special Investor Majority Consent has been given to such transfer on the basis that the transferee is to be treated as a Connected Entity of the transferor, and excluding transfers under Articles 60(a) and (j));

Connected Person in relation to an individual means his spouse, child or remoter issue;

Controlling Interest has the meaning given in Article 87;

Conversion means the conversion or redesignation of a Share or Shares of one class into a Share or Shares of any other class under these Articles;

Corporate Member means any holder which is a body corporate or other entity (including a limited partnership with separate legal personality);

Deemed Subscription Price means:

(a)
in relation to an ESOT Preference Share, €1 less any amount distributed by way of bonus issue or repayment of capital to the holder of, and in respect of, that Share;

(b)
in relation to a Balancing Voting Deferred Share, €0.01 less any amount distributed by way of bonus issue or repayment of capital to the holder of, and in respect of, that Share;

(c)
in relation to a Non Voting Adviser Preference Share 2008, €1 less any amount distributed by way of bonus issue or repayment of capital to the holder of, and in respect of, that Share; and

(d)
in relation to a Non Voting Third Party Preference Share 2009, €1 less any amount distributed by way of bonus issue or repayment of capital to the holder of, and in respect of, that Share.

Departing Employee means:

(a)
any employee or director of the Company or any member of the Group from time to time who ceases to be an employee or director of the Company or any member of the Group; or

(b)
any individual whose services are otherwise provided to the Company or any other member of the Group whose services cease to continue to be provided to the Company or any member of the Group;

provided that in either case:

  (i)
  a person who ceases to be an employee of the Company or any other member of the Group or whose services cease to be provided to the Company or any other member of the Group but who remains as a non-executive director of the Company shall not be a Departing Employee unless and until he ceases to be a non-executive director of the Company; and

  (ii)
  any person who, having been formerly a director of the Company, is no longer so but continues to be employed by or provide services to the Company or any member of the Group shall not be a Departing Employee unless and until he ceases to be an employee of or to provide services to the Company or any other member of the Group;

Departing Employee Group means:

(a)
a Departing Employee;

(b)
a nominee holding the legal interest in any Shares on behalf of a Departing Employee;

(c)
any Affiliate of a Departing Employee; and

(d)
any Connected Entity of such Departing Employee or any of its Affiliates;

Designated Employee means any employee, or person who has agreed to become an employee of the Company or any member of its Group who is designated as such by the Board acting with Majority Director Consent;

Dividend means the payment of aggregate dividends of €400,404,557.79 in respect of the Ordinary Shares immediately prior to the adoption of these Articles;

director means a director of the Company and the directors means the directors or any of them acting as the Board;

E Ordinary Shares means the E Ordinary Shares of €0.50 each in the capital of the Company having the rights set out in Articles 17 and 24;

eircom means eircom limited;

Employee Diluted Ordinary Share Capital means the number of Shares which would be in issue at any relevant time if all outstanding rights to subscribe for or otherwise acquire Shares pursuant to any Approved Employee Plans were then deemed to be exercisable and were exercised in full;

Employees shall be deemed to include consultants to and directors of the Company and any other member of the Group and also any persons whose services are otherwise provided to the Company or any member of the Group and who are determined to be treated as Employees by the directors for the purposes hereof and the terms "employee" and "employed" shall be construed accordingly;

encumbrance means all security interests, options, equities, claims or other third party rights (including, without limitation, rights of pre-emption) of any nature whatsoever;

ESOT means eircom ESOP Trustee Limited registered in Ireland with number 291846 in its capacity as trustee of the eircom Employee Share Ownership Trust;

ESOT Cash Dividend has the meaning given in Article 16;

ESOT Dividend Interest has the meaning given in Article 16;

ESOT Preference Amount means in respect of each ESOT Preference Share the sum of:

(a)
the aggregate amount of any unpaid arrears or accruals of the ESOT Cash Dividend and ESOT Dividend Interest (whether earned or declared or not) save to the extent waived by the holder thereof remaining unpaid on such ESOT Preference Share calculated up to and including the date of redemption, sale or return of capital or, as the case may be, the date of the commencement of winding up; and

(b)
the aggregate amount of any unpaid arrears or accruals of the PIK ESOT Dividend and PIK ESOT Dividend Interest (whether earned or declared or not) save to the extent waived by the holder thereof remaining unpaid on such ESOT Preference Share calculated up to and including the date of redemption, sale or return of capital or, as the case may be, the date of the commencement of winding up;

(c)
the Deemed Subscription Price of that ESOT Preference Share;

ESOT Preference Shares means the cumulative redeemable preference shares of €0.50 each in the capital of the Company having the rights set out in Article 16;

ESOT Redemption Date means the 2 November 2013;

ESOT Trust Deed means the deed of substitution to the trust deed dated 31 March 1999 constituting the eircom employee share ownership trust, as amended, (the Original ESOT Deed) substituting the Company in place of Valentia Telecommunications Limited as the founding company of the eircom employee share ownership trust and for the purposes of the Original ESOT Deed;

executed includes any mode of execution;

Fair Price means the price agreed between a selling holder and the board (acting with Majority Director Consent) in respect of the Shares of any holder or, in the absence of such agreement:

(a)
in respect of each ESOT Preference Share an amount equal to the ESOT Preference Amount;

(b)
in respect of each Redeemable Preference Share an amount equal to the Redeemable Preference Amount;

(c)
in respect of each Balancing Voting Deferred Share a price of €0.05;

(d)
in respect of each Non Voting Preference Share a price equal to the Redemption Value of each such Non Voting Preference Share;

(e)
in respect of each C Share the Subscription Price of such Share; and

(f)
in respect of each A Ordinary Share, B Ordinary Share or E Ordinary Share the price certified in writing by the Auditors (or, in the event of their being unwilling or unable so to certify, at the written request of the Company or the holder whose Shares are to be valued, an independent firm of chartered accountants nominated by the President of the Institute of Chartered Accountants in Ireland (or his equivalent from time to time)) as being in their opinion the fair value of such A Ordinary Shares, B Ordinary Shares or E Ordinary Shares as between a willing seller and a willing buyer provided that the Auditors, or as the case may require, the independent firm of chartered accountants, in determining the fair value of any of such Shares shall:

(i)
determine the sum which a willing purchaser would offer to a willing seller for all the Ordinary Shares in issue (including any Ordinary Shares which would be in issue following the exercise of any rights to subscribe for or convert into Ordinary Shares where such rights would be exercisable on completion of the sale);

(ii)
divide the resultant figure by the number of issued Ordinary Shares, (including any Ordinary Shares which would arise on the exercise of the rights of conversion or subscription referred to above); and

(iii)
make such adjustment as they consider necessary to allow for any rights attaching to the Shares to be transferred which may be outstanding and in particular any rights whereby any person, firm or body corporate may call for the issue of Ordinary Shares or may exercise any right of conversion;

  but so that there shall be no addition or subtraction of any premium or discount arising in relation to the size of the holding the subject of the relevant transfer, or in relation to any restrictions on the transferability of or on the voting rights attributable to the Shares arising only out of the provisions of these Articles and provided further that the Auditors or as the case may be, the independent firm of chartered accountants, shall take into account in determining the fair value any bona fide take-over offer from any third party to purchase any holdings the subject of a Transfer Notice. In certifying a fair value the Auditors, or as the case may require, the independent firm of chartered accountants, shall act as experts and not as arbitrators;

Family Trust means a trust (whether arising under a settlement, declaration of trust, testamentary disposition or on an intestacy) under which no immediate beneficial interest in the Shares in question is for the time being or may in future be vested in any person other than the Shareholder or former Shareholder establishing the trust or a Connected Person of that Shareholder or former Shareholder;

Financial Investor means PEP, SPE, GSPE, Yoghal and AJFOR and/or any permitted assignee of their respective rights and obligations under, and which has duly entered into a Deed of Adherence in accordance with, the terms of the Shareholders' Agreement;

Financial Year means a financial year of the Company commencing on 1 April and ending on 31 March in a year or on such other dates as the Company may resolve in accordance with these Articles;

Flotation means the unconditional granting of admission to dealings, or permission for any of the Ordinary Shares to be dealt in, on any Recognised Investment Exchange;

Group means the Company and its subsidiaries from time to time, any holding company of the Company (as defined in sections 736 and 736A of the Act, as amended) or a subsidiary of such holding company, and Group Company means any of them;

GSPE means The Goldman Sachs Group, Inc., a corporation organised in Delaware, USA;

holder in relation to Shares means the member whose name is entered in the register of members as the holder of those Shares;

Indentures means the Senior High Yield Indenture and the Junior High Yield Indenture, each as amended and/or supplemented from time to time;

Interest includes an interest of any kind whatsoever in or to any Share or any right to control the voting or the rights attributable to any Share disregarding any conditions or restrictions to which the exercise of any right attributed to such interest may be subject;

Investors means the Financial Investors and the ESOT;

Junior High Yield Indenture means the senior subordinated indenture, dated on or about the date of adoption of these Articles, between eircom Funding as issuer, eircom Limited and the other guarantors referred to therein, the Bank of New York as trustee, registrar and paying agent, the Bank of New York (Luxembourg) as Luxembourg paying agent and transfer agent, the Bank of New York (London) as principal paying agent and transfer agent, AIB/BNY Fund Management (Ireland) Limited as Irish paying agent and transfer agent and any entities that from time to time are added as additional guarantors;

Junior Notes means the Original Notes (as defined in the Junior High Yield Indenture);

Liquidity Event means a Sale or Flotation;

Majority Director Consent means the consent or approval of six of the eleven directors of the Company (and/or their duly appointed alternates) given at a meeting of the Board held in the Republic of Ireland (or of a committee of the Board) and accurately recorded (with particulars of any conditions to which the approval is subject) in the minutes of that meeting;

Majority Holders means any combination of holders of Shares who are entitled to exercise 60 per cent. or more of the Voting Rights from time to time, including by excercising the votes attributable to Shares held by any Co-Investing Party, (but for this purpose excluding from the Voting Rights the votes attributable to any Shares held by any Employee or the Connected Entity of any Employee which holds such Shares on terms, agreed with the other Shareholders (including the ESOT), which require such Employee or Connected Entity not to vote such Shares);

Non Voting Adviser Preference Shares 2008 means the cumulative redeemable preference shares of €0.50 each in the capital of the Company having the rights set out in Article 27;

Non Voting Deferred Shares means the non voting redeemable deferred shares of €0.001 each having the rights set out in Article 35;

Non Voting Preference Shares means the Non Voting Adviser Preference Shares 2008 and the Non Voting Third Party Preference Shares 2009;

Non Voting Third Party Preference Shares 2009 means the cumulative redeemable preference shares of €0.50 each in the capital of the Company having the rights set out in Article 30;

Office means the registered office of the Company;

Offering Memorandum means the offering memorandum dated 30 July 2003 issued by Valentia Telecommunications and eircom funding in relation to the issue of the Junior Notes and the Senior Notes;

Ordinary Shares means the A Ordinary Shares, the B Ordinary Shares, the E Ordinary Shares and, if any are in issue, any other classes of shares designated as Ordinary Shares and issued pursuant to any Approved Employee Plan in accordance with the terms thereof;

paid means paid or credited as paid;

PEP means PV III Investment (Cayman) Limited, a limited company constituted under the laws of the Cayman Islands, PV Investment (Cayman) Limited, PV III (O) Investment (Cayman) Limited and PV(O) Investment (Cayman) Limited, each being limited companies constituted under the laws of the Cayman Islands;

PIK ESOT Dividend has the meaning given in Article 16;

PIK ESOT Dividend Interest has the meaning given in Article 16;

Preference Shares means the Redeemable Preference Shares, ESOT Preference Shares and the Non Voting Preference Shares (but no other class of preference share);

Qualifying Liquidity Event means a Liquidity Event arising on or after 2 November 2006;

Recognised Investment Exchange means the New York Stock Exchange and any exchange for trading in securities which is recognised under the Financial Services and Markets Act 2000 (including NASDAQ) and which the Investors by Special Investor Majority Consent regard as providing adequate liquidity for the shares of the Company;

Redeemable Preference Amount means in respect of each Redeemable Preference Share the sum of:

(a)
the Redemption Premium payable in respect of that Redeemable Preference Share; and

(b)
the amount of the paid up Subscription Price of that Redeemable Preference Share less any capital duty payable by the Company associated with the issue,

less any amount distributed by way of dividend upon, bonus issue or repayment of capital to the holder of, and in respect of, such Redeemable Preference Share;

Redeemable Preference Shares means the redeemable preference shares of €0.50 each in the capital of the Company having the rights set out in Article 15;

Redemption has the meanings given in Articles 15(e) and 16(i);

Redemption Premium means, for the purposes of calculating the Redeemable Preference Amount, an amount equal to the aggregate interest received by the Company on the amount of the Subscription Price in respect of each such share deposited in the RPS Account in accordance with Article 15 less any Taxation and/or costs or expenses suffered or incurred by the Company in respect of such interest;

Redemption Value means, in relation to:

(a)
a Non Voting Adviser Preference Share 2008, a sum equal to (i) the Deemed Subscription Price of the relevant Non Voting Preference Share; plus (ii) the aggregate amount of any arrears or accruals of the dividend (whether declared or not and including any dividend interest) payable thereon calculated up to and including the date of sale or redemption or return of capital or, as the case may be, the date of commencement of winding up; plus (iii) the Carried Forward Accrual then outstanding;

(b)
a Non Voting Third Party Preference Share 2009, a sum equal to (i) 116.25 per cent of the Deemed Subscription Price; plus (ii) the aggregate amount of any arrears or accruals of the dividend (whether declared or not and including any dividend interest) payable thereon calculated up to and including the date of sale or redemption or return of capital, or, as the case may be, the date of commencement of the winding up; plus (iii) the Carried Forward Accrual then outstanding; and

(c)
a C Share, the Subscription Price of such Share;

Registration Rights Agreement means the agreement between the Company and the Investors to provide for certain arrangements with respect to the registration of the sale of the Ordinary Shares and the ESOT Preference Shares under the US Securities Act of 1933;

Release Date has the meaning ascribed thereto in the ESOT Trust Deed and/or the APSS Trust Deed from time to time as the context requires;

RPS Account means the account to be established in accordance with Article 15;

Sale means the completion of an agreement for the acquisition by a person or persons (who in relation to each other are acting in concert) (other than one or more of the Financial Investors and/or their Connected Entities) of an Interest in any Shares which gives such person(s) a Controlling Interest provided that there shall be no Sale as a result of any transfer pursuant to any agreement, takeover offer or scheme of arrangement whereby each of the holders of shares in the Company transfers (or is required to transfer) all of the shares in the Company held by him to another company (Newco) in circumstances where the conditions set out in Article 94 are satisfied, the consideration for which is the issue to him of shares in Newco, or a result of which all of the shares in the Company held by him are cancelled in exchange for the issue to him of shares in Newco;

seal means the common seal of the Company and includes any official seal kept by the Company by virtue of section 39 or 40 of the Act;

secretary means the secretary of the Company or any other person appointed to perform the duties of the secretary of the Company, including a joint, assistant or deputy secretary;

Senior High Yield Indenture means the senior indenture, dated on or about the date of adoption of these Articles, between the Company as issuer, eircom Limited as guarantor, the Bank of New York as trustee, registrar and paying agent, the Bank of New York (Luxembourg) as Luxembourg paying agent and transfer agent, the Bank of New York (London) as principal paying agent and transfer agent, AIB/BNY Fund Management (Ireland) Limited as Irish paying agent and transfer agent and any entities that from time to time are added as additional note guarantors;

Senior Notes means the Original Notes (as defined in the Senior High Yield Indenture);

Share Exchange Agreement means the Share Exchange Agreement entered into at the date of adoption of these Articles, amongst others, between the Company and the Investors;

Shares means Ordinary Shares, ESOT Preference Shares, Non Voting Adviser Preference Shares 2008, Non Voting Third Party Preference Shares 2009, Balancing Voting Deferred Shares, Redeemable Preference Shares and C Shares and any other share forming part of the share capital of the Company from time to time and Share means any one of them, as appropriate;

Shareholders means those holders of Shares who are a party to the Shareholders' Agreement or who have agreed to adhere to the terms thereof by executing and delivering a deed of adherence to the Shareholders' Agreement, and Shareholder shall be construed accordingly;

Shareholders' Agreement means the Shareholders' Agreement made, inter alios, between (1) the Company and (2) the Investors which became effective on the date of adoption of these Articles, as supplemented and amended and in force from time to time;

SPE means Soros Private Equity Investors L.P., constituted as a limited partnership under the laws of the State of Delaware, U.S.A. Knightstown Investor Limited, constituted as a limited company under the laws of the Cayman Islands and EMOF L.L.C constituted as a corporation organised in Delaware, USA;

Special Investor Majority Consent means a consent given by representatives duly appointed by the Majority Holders present in person at a combined meeting of the directors and those representatives of the Voting Ordinary Shares wishing to attend such meeting, such meeting having been convened and held in Ireland in accordance with the rules for the conduct of meetings of the board (mutatis mutandis) and at which the board's proposal on the relevant matter shall be considered for approval if thought fit;

Subscription Price means in relation to a Share, the amount paid in respect of the nominal value of that Share, plus the amount of any premium at which that Share was issued, to the extent the same has not been distributed by way of bonus issue or repayment of capital to the holder of, and in respect of, that Share;

subsidiary and subsidiaries shall be construed in accordance with sections 736 and 736A of the Act;

the Take-over Offer means the offer for the entire issued share capital of eircom made by Valentia which became unconditional in all respects on 2 November 2001;

Transaction Documents means the Share Exchange Agreement, the Shareholders' Agreement and all other documents referred to in these Articles or in such agreements;

Transfer Notice means a notice in writing given or deemed to be given by any member to the Company in accordance with these Articles pursuant to which such member offers the Shares specified in such notice for sale at the price as specified or deemed to be specified in such notice;

Valentia means Valentia Telecommunications Limited, at the date of adoption of these Articles a private limited company incorporated in Ireland, which it is intended shall be re-registered as a public unlimited company;

Valentia Share Trust means the trust which holds the A Ordinary Share in the Company for the beneficiaries of the ESOT, the trustee of such trust being ESOT;

Voting Ordinary Shares means the A Ordinary Shares and the B Ordinary Shares;

Voting Rights means the right to attend and vote on all or substantially all resolutions at any general meeting of the Company including, for the avoidance of doubt, the votes which would be attributable to the Balancing Voting Deferred Shares assuming that all Ordinary Shares held by the APSS and/or previously held by the ESOT and its Connected Entities (but no longer so held) (together with any Ordinary Shares which were allotted by reference to Ordinary Shares which were originally held by the ESOT or its Connected Entities) are voted consistently with the ESOT;

Weighted Director Consent means the consent or approval of at least one Appointee Director of each Shareholder which, or which together with other Shareholders, constitutes the Majority Holders (and/or of the duly appointed alternates of such directors), such consent to be given at a meeting of the Appointee Directors (and/or their duly appointed alternates) convened and held in the Republic of Ireland in accordance with the rules for meetings of the Board (mutatis mutandis);

working hours means 9:30 a.m. to 5:30 p.m. on a Business Day; and

Yoghal means Yoghal Trading Limited of 9 Arch Makarious Avenue, Lazaros Centre, 1st Floor, Larnaca Cyprus.

Construction

2.    In these Articles:

(a)
unless expressly defined in the Articles, words or expressions that are defined in the Act bear the same meaning as in the Act (but excluding any statutory modification of the Act not in force when the Articles become binding on the Company) unless inconsistent with the subject or context;

(b)
unless expressly stated to the contrary, references to dates and times in these Articles refer to dates and times in Dublin;

(c)
references to a document being executed include references to it being executed under hand or under seal or by any other method;

(d)
words denoting the singular number include the plural number and vice versa, words denoting the masculine gender include the feminine gender and the neuter gender and words denoting persons include corporations;

(e)
headings and marginal notes are inserted for convenience only and do not affect the construction of these Articles;

(f)
the word directors in the context of the exercise of any power contained in these Articles includes any committee consisting of one or more directors, any director holding executive office and any local or divisional board, manager or agent of the Company to which or, as the case may be, to whom the power in question has been delegated;

(g)
no power of delegation shall be limited by the existence or, except where expressly provided by the terms of delegation, the exercise of that or any other power of delegation;

(h)
except where expressly provided by the terms of delegation, the delegation of a power shall not exclude the concurrent exercise of that power by any other body or person who is for the time being authorised to exercise it under these Articles or under another delegation of the power; and

(i)
the provisions of Table A shall be excluded in their entirety.

Single member

3.    If at any time and for so long as the Company has a single member, all the provisions of the Articles shall (in the absence of any express provision to the contrary) apply with such modification as may be necessary in relation to a Company with a single member.

Share Capital

Shares with special rights

4.    Subject to the provisions of the Act and these Articles and without prejudice to any rights attached to any existing Shares, any Share may be issued with such rights or restrictions as the Company may determine.

Redeemable Shares

5.    Subject to the provisions of the Act Shares may be issued which are to be redeemed or are to be liable to be redeemed at the option of the Company or the holder on such terms and in such manner as may be provided by the Articles.

Commissions

6.    The Company may exercise the powers of paying commissions conferred by the Act. Subject to the provisions of the Act any such commission may be satisfied by the payment of cash or by the allotment of fully or partly paid Shares or partly in one way and partly in the other.

Trusts not recognised

7.    Except as required by law, no person shall be recognised by the Company as holding any Share upon any trust and (except as otherwise provided by the Articles or by law) the Company shall not be bound by or recognise any Interest in any Share except an absolute right to the entirety thereof in the holder.

Section 80 authority

8.    In place of all authorities in existence at the date of adoption of these Articles, the directors are (subject always to Article 139) hereby generally and unconditionally authorised pursuant to section 80 of the Act to allot relevant securities (within the meaning of the said section 80) up to an aggregate nominal amount equal to the authorised share capital of the Company at the date of adoption of these Articles for a period expiring (unless previously renewed, varied or revoked by the Company in general meeting) five years after the date of adoption of these Articles.

9.    Before the expiry of the authority conferred by Article 8, the Company may make an offer or agreement which would or might require equity securities or other relevant securities to be allotted after such expiry. The Board may allot equity securities or other relevant securities in pursuance of that offer or agreement as if the period in which that offer or agreement was made had not expired.

Section 89 exclusion

10.    The pre-emption provisions in section 89(1) of the Act shall not apply to any allotment of the Company's equity securities or the granting of any rights to subscribe for or the issue or allotment of any securities convertible into such securities.

Residual allotment powers

11.    Subject to the provisions of Articles 5, 6, 8 and 139, the provisions of the Act and to any resolution of the Company in general meeting passed pursuant to those provisions:

(a)
all unissued Shares for the time being in the capital of the Company (whether forming part of the original or any increased share capital) shall be at the disposal of the directors; and

(b)
the directors may allot (with or without conferring a right of renunciation), grant options over, or otherwise dispose of them to such persons on such terms and conditions and at such times as they think fit.

Pre-emption rights on issue of new Shares

12.    Subject to Articles 13 and 139:

(a)
before issuing any Shares, or any right to subscribe for or convert securities into Shares, the directors shall offer them for subscription to the holders of Voting Ordinary Shares in accordance with paragraphs (b) to (d) below (the Offer);

(b)
the Offer shall be made by notice in writing stating the number or amount of Shares (or rights to Shares) being offered, the price at which they are being offered (the Offer Price) and any other terms of the Offer;

(c)
the Offer shall remain open for the period (being not less than 42 days) specified in the notice and, if not accepted within that period, the Offer will be deemed to be declined by the holder concerned;

(d)
the directors shall allot the Shares or rights to subscribe or convert (in the case of competition) to those holders who apply for them in proportion (as far as practicable) to the aggregate number of Voting Ordinary Shares then held by them respectively, but so that an applicant shall not be allotted more Shares or rights than the number for which he has applied; and

(e)
subject to Articles 5, 6, 8 and 139 any Share or right not taken up under the Offer may (at any time up to three months after the expiry of the Offer) be allotted by the directors at such price (being not less than the Offer Price), on such terms (being no less favourable than the terms of the Offer), in such manner and to such persons as the directors think fit.

Non-application of pre-emption rights

13.    The provisions of Article 12 shall not apply to the following:

(a)
the allotment and issue of shares pursuant to or in accordance with the Share Exchange Agreement and/or the Shareholders' Agreement;

(b)
the grant to Employees of options or other rights to subscribe for or acquire Shares pursuant to an Approved Employee Plan and the allotment and issue of Shares on the exercise of such options or rights;

(c)
the allotment and issue of Shares to Employees or their Affiliates otherwise than pursuant to an Approved Employee Plan provided that the number of Shares so allotted at any time taken together with the number of all Shares previously allocated and issued pursuant to the authority confirmed by this Article, does not exceed 2 per cent. of the Employee Diluted Ordinary Share Capital at the time;

(d)
the allotment or issue of Shares otherwise than for cash consideration; and

(e)
any allotment made with the consent in writing of the holders of Shares carrying (together with their Connected Entities and, for the purposes of this Article, together with any person to whom those holders are entitled to transfer shares under Article 60(i)) at least 80 per cent. of the aggregate Voting Rights (but disregarding for this purpose the Voting Rights attributable to any Shares issued pursuant to an Approved Employee Plan).

Authorised Share capital

14.    The authorised capital of the Company at the date of adoption of these Articles is 389,435,502 divided into 100,200,000 A Ordinary Shares of €0.50 each, 10,000,000 B Ordinary Shares of €0.50 each, 8,300,000 E Ordinary Shares of €0.50 each, 3,700,000 C Shares of €0.05 each, 500,000,000 ESOT Preference Shares of €0.50 each, 100,000 Balancing Voting Deferred Shares of €0.005 each, 10,000,000 Non Voting Adviser Preference Shares 2008 of €0.50 each, 10,000,000 Non Voting Third Party Preference Shares 2009 of €0.50 each, 2,000 Non Voting Deferred Shares of €0.001 each and 140,000,000 Redeemable Preference Shares of €0.50 each.

The Redeemable Preference Shares

15.    The rights attaching to the Redeemable Preference Shares are as follows:

Capital

(a)
on a distribution of assets of the Company among its members on a winding up or other return of capital (other than a redemption or purchase by the Company of its own Shares), the holders of the Redeemable Preference Shares shall be entitled (such entitlement ranking in priority to the rights of holders of ESOT Preference Shares, Non Voting Third Party Preference Shares 2009, Non Voting Adviser Preference Shares 2008, Ordinary Shares, C Shares and Balancing Voting Deferred Shares) to receive an amount equal to the Redeemable Preference Amount;

No further participation

(b)
save as provided in Article 15(a), the Redeemable Preference Shares shall not confer upon the holders of Redeemable Preference Shares any further right to participation in the profits or assets of the Company;

Variation of Rights

(c)
notwithstanding the rights of the holders of Redeemable Preference Shares under Article 36, the written consent of the holders of three-quarters in nominal value of the issued Redeemable Preference Shares or the sanction of an extraordinary resolution passed at a separate general meeting of the holders of the Redeemable Preference Shares is required if the special rights and privileges attaching to the Redeemable Preference Shares are to be varied or abrogated in any way. For the avoidance of doubt, the ranking of Redeemable Preference Shares as regards priority (or subordination) in relation to other classes of Shares (whether as to dividend or return of capital or otherwise) shall not (save for their priority over the Non Voting Adviser Preference Shares 2008, Non Voting Third Party Preference Shares 2009, ESOT Preference Shares, Ordinary Shares, C Shares and Balancing Voting Deferred Shares) be a special right or privilege for the purposes of the Articles and the issue of Shares ranking equal or in priority to the Redeemable Preference Shares shall not constitute a variation or abrogation of the rights of the holders of Redeemable Preference Shares nor shall creation of any such Shares or in any way require the consent of the holders of Redeemable Preference Shares as a class;

Redemption of Redeemable Preference Shares

(d)
(i)
subject to the Act and as hereinafter provided, the Company shall redeem some or all of the Redeemable Preference Shares which at any time have been appropriated to the Beneficiaries for an amount equal to the Redeemable Preference Amount in respect of each Redeemable Preference Share so redeemed, provided that:

(A)
the Release Date for both the Beneficiaries to whom the Redeemable Preference Shares have been appropriated and the Redeemable Preference Shares so redeemed has passed; and

(B)
the Company has received notice from the holder of the Redeemable Preference Shares, such notice being given not less than 3 Business Days and not more than 5 Business Days in advance of the selected Payment Date, specifying the number of Redeemable Preference Shares to be redeemed, the selected Payment Date and the account details to which the Redemption Monies are to be telegraphically transferred;

  (ii)
  subject to the Act and as hereinafter provided, the holder of any Redeemable Preference Shares in respect of which the trustee of the ESOT Trust Deed has issued an invitation to a Beneficiary to apply for the transfer of such Redeemable Preference Shares to the APSS, which invitation has not been accepted, or has not been accepted in respect of such Redeemable Preference Shares, may, by giving not less than 3 Business Days nor more than 5 Business Days notice to the Company at any time after such non-acceptance, request the Company to redeem all of those Redeemable Preference Shares for an amount equal to the Redeemable Preference Amount in respect of each Redeemable Preference Share so redeemed:

  (iii)
  subject to the Act and as hereinafter provided, the Company may by giving not less than 10 Business Days nor more than 20 Business Days notice to the holders of the Redeemable Preference Shares redeem some or all of the Redeemable Preference Shares for an amount equal to the Redeemable Preference Amount in respect of each such Share so redeemed at any time after 31 October 2006;

(e)
each date on which Redeemable Preference Shares are due to be redeemed in accordance with the provisions of this Article 15 is hereinafter referred to as a Payment Date. Any redemption of Redeemable Preference Shares to be redeemed on a Payment Date is hereinafter referred to as a Redemption, and the monies to be paid thereon as the Redemption Monies;

(f)
no less than 2 Business Days before each Payment Date the Company shall notify each holder of Redeemable Preference Shares of the number of Redeemable Preference Shares held by him the subject of the Redemption and the holder shall, prior to the Payment Date, deliver to the Office certificates in respect of such Redeemable Preference Shares to be redeemed on that Payment Date;

(g)
on each Payment Date the Company shall, subject to the provisions of this Article and upon receipt of the relevant Share certificates (or indemnity in respect thereof in a form reasonably satisfactory to the Company), redeem the Redeemable Preference Shares which are due to be redeemed by paying the Redemption Monies to the holders thereof save that, in the event that the amount due to be paid on any Payment Date is in excess of the amount of the proceeds of any new issue made for the purposes of the relevant redemption (if any) which may lawfully be applied for that purpose plus the profits lawfully available for the purpose of the relevant redemption plus any sum which may at the relevant time lawfully be applied in making a redemption of the Company's Shares out of capital, all necessary resolutions and declarations having been made and all such other steps having been taken in respect thereof pursuant to sections 171 to 177 of the Act then the Company shall redeem only that number of Redeemable Preference Shares that may be redeemed taking into account the amount so available. Any Redeemable Preference Shares not redeemed as a result of the foregoing (or which are not redeemed when due for any other reason) shall remain in issue (bearing the rights, including rights to dividend, set out in this Article) registered in the name of the relevant holder of Redeemable Preference Shares until actually redeemed in accordance with this Article. Payment of the Redemption Monies shall be made upon Redemption;

(h)
the Company shall in the case of a Redemption of all the Redeemable Preference Shares represented by one Share certificate cancel that Share certificate and in the case of a Redemption of part only of the Redeemable Preference Shares represented by any certificate either:

(i)
endorse a memorandum of the amount and date of the Redemption on such certificate; or

(ii)
cancel the same,

and without charge issue to the holder of the Redeemable Preference Shares delivering such certificate to the Company a fresh certificate for the balance of Redeemable Preference Shares not redeemed on that occasion;

(i)
if a holder of Redeemable Preference Shares fails to deliver a Share certificate or indemnity when due in accordance with this Article 15 then the Company may retain any Redemption Monies payable in respect thereof until delivery of such Share certificate or indemnity but upon receipt thereof shall pay the Redemption Monies to the holder, provided that the same are otherwise due and payable under the Articles;

(j)
a Redemption of some but not all of the Redeemable Preference Shares pursuant to Article 15(d)(iii) shall be made amongst relevant holders of the Redeemable Preference Shares pro rata to their holdings of Redeemable Preference Shares;

(k)
the Company shall, save to the extent the holder thereof consents otherwise, deposit a sum equal to the Subscription Price received on the issue of each Redeemable Preference Share (less any capital duty borne by the Company in connection with their issue) in an interest bearing account upon terms agreed with the holder of such Share and the Company providing for such Subscription Monies and accrued interest to be released to the Company only for the purpose of redeeming the Redeemable Preference Share in accordance herewith but provided that the terms of such account shall not prevent any receiver, administrator, liquidator or similar officer or trustee for the benefit of the Company and its creditors from receiving such funds and applying them to meet the Company's obligations to its creditors or, to the extent not deducted from the sums initially deposited, prevent the Company withdrawing sums necessary to meet capital duty connected with the issue of such Shares;

Voting

(l)
holders of Redeemable Preference Shares shall not be entitled to receive notice of or to attend and/or speak or vote (whether on a show of hands or on a poll) at General Meetings of the Company.

The ESOT Preference Shares

16.
The rights attaching to the ESOT Preference Shares are as follows:

ESOT Cash Dividend

(a)
the holders of ESOT Preference Shares shall be entitled (such entitlement ranking in priority to the rights of holders of Non Voting Third Party Preference Shares 2009, Non Voting Adviser Preference Shares 2008, Ordinary Shares, C Shares and Balancing Voting Deferred Shares) to receive out of the profits of the Company available for distribution and resolved under the Articles to be distributed in respect of each Financial Year, a fixed cumulative preferential cash dividend in respect of each ESOT Preference Share (the ESOT Cash Dividend) at the rate of 2 per cent. of the Deemed Subscription Price thereof per annum on each ESOT Preference Share held by them;

(b)
the ESOT Cash Dividend shall accrue on a daily basis and shall be payable, with any accrued ESOT Dividend Interest, six monthly in arrears on each Dividend Payment Date (or if such date is not a Business Day on the next following Business Day) in respect of the six months ending on that date. For the purposes of this Article Dividend Payment Date means 14 November 2003 and each date falling at six monthly intervals thereafter. If the ESOT Cash Dividend (or any part of it) is not paid on any such date there shall accrue to the holder of each ESOT Preference Share an entitlement to receive a further dividend (ESOT Dividend Interest) of an amount equal to 12.25 per cent. per annum of the ESOT Cash Dividend which is due but not paid from the relevant Dividend Payment Date until the date of actual payment, compounded annually. The ESOT Cash Dividend and ESOT Dividend Interest shall be paid to the holders of the ESOT Preference Shares whose names appear on the register at twelve noon two Business Days before the relevant Dividend Payment Date;

PIK ESOT Dividend

(c)
the holders of the ESOT Preference Shares shall be entitled (such entitlement ranking pari passu with the rights of holders of Non Voting Third Party Preference Shares 2009, and ranking in priority to the rights of holders of Non Voting Adviser Preference Shares 2008, Ordinary Shares, C Shares and Balancing Voting Deferred Shares) to receive out of the profits of the Company available for distribution and resolved under the Articles to be distributed in respect of each Financial Year of the Company, a fixed cumulative preferential dividend (the PIK ESOT Dividend) at the rate of 10.25 per cent. of the Deemed Subscription Price thereof per annum on each ESOT Preference Share held by them;

(d)
the PIK ESOT Dividend shall accrue on a daily basis and shall be payable six monthly in arrears on each Dividend Payment Date (or if such date is not a Business Day on the next following Business Day) in respect of the six months ending on that date. For the purposes of this Article Dividend Payment Date means 14 November 2003 and the dates falling at six monthly intervals thereafter. In the event the PIK ESOT Dividend is not paid on any such date there shall accrue to the holder of each ESOT Preference Share an entitlement to receive a further dividend (PIK ESOT Dividend Interest) of an amount equal to 12.25 per cent. per annum of the PIK ESOT Dividend which is due but not paid from the relevant Dividend Payment Date until the date of actual payment, compounded annually. The PIK ESOT Dividend and PIK ESOT Dividend Interest shall be paid to the holders of the ESOT Preference Shares whose names appear on the register at 12 noon two Business Days before the relevant Dividend Payment Date;

Capital

(e)
on a distribution of assets of the Company among its members on a winding up or other return of capital (other than a redemption or purchase by the Company of its own Shares), the holders of the ESOT Preference Shares shall be entitled (such entitlement ranking after the rights of the holders of Redeemable Preference Shares and ranking (as regards the ESOT Cash Dividend and ESOT Dividend Interest) in priority to the rights of holders of Non Voting Third Party Preference Shares 2009, Non Voting Adviser Preference Shares 2008, Ordinary Shares, C Shares and Balancing Voting Deferred Shares and ranking (as regards all other rights) pari passu to the rights of holders of Non Voting Third Party Preference Shares 2009 and ranking in priority to the rights of holders of Non Voting Adviser Preference Shares 2008, Ordinary Shares and Balancing Voting Deferred Shares) to receive an amount equal to the ESOT Preference Amount;

No further participation

(f)
save as provided in Article 16(a) to (e), the ESOT Preference Shares shall not confer upon the holders of ESOT Preference Shares any further right to participation in the profits or assets of the Company;

Variation of Rights

(g)
notwithstanding the rights of the holders of ESOT Preference Shares under Article 36, the written consent of the holders of three-quarters in nominal value of the issued ESOT Preference Shares or the sanction of an extraordinary resolution passed at a separate general meeting of the holders of the ESOT Preference Shares is required if the special rights and privileges attaching to the ESOT Preference Shares are to be varied or abrogated in any way. For the avoidance of doubt, the ranking of ESOT Preference Shares as regards priority (or subordination) in relation to other classes of Shares (whether as to dividend or return of capital or otherwise) shall not (save for their priority over the Non Voting Adviser Preference Shares 2008, Ordinary Shares, C Shares and Balancing Voting Deferred Shares) be a special right or privilege for the purposes of the Articles and the issue of Shares ranking equal or in priority to the ESOT Preference Shares shall not constitute a variation or abrogation of the rights of the holders of ESOT Preference Shares nor shall creation of any such Shares or in any way require the consent of the holders of ESOT Preference Shares as a class;

Redemption of ESOT Preference Shares

(h)
(i)
subject to the Act and as hereinafter provided, the Company may by giving not less than 10 days nor more than 30 days notice to the holders of the ESOT Preference Shares redeem some or all of the ESOT Preference Shares for an amount equal to the ESOT Preference Amount in respect of each ESOT Preference Share so redeemed:

(A)
on or within 30 days after a Qualifying Liquidity Event; and/or

(B)
at any time after the ESOT Redemption Date;

(ii)
subject to the Act and as hereinafter provided, the Company shall redeem some or all of the ESOT Preference Shares for an amount equal to the ESOT Preference Amount in respect of each ESOT Preference Share so redeemed on receiving notice from the holder of such Shares given at any time after the ESOT Redemption Date requiring such redemption and specifying as the date for such redemption any Business Day falling no earlier than 30 days after the date of such notice and no later than 60 days thereafter; and

(iii)
subject to the Act and as hereafter provided the Company shall redeem some or all of the ESOT Preference Shares for an amount equal to the ESOT Preference Amount in respect of each ESOT Preference Share so redeemed immediately prior to any Liquidity Event provided that it has received notice from the holder of such shares not later than 30 days and not earlier than 60 days prior to such Liquidity Event requesting it to do so;

(i)
each date on which ESOT Preference Shares are due to be redeemed in accordance with the provisions of this Article 16 is hereinafter referred to as a Payment Date. Any redemption of ESOT Preference Shares to be redeemed on a Payment Date is hereinafter referred to as a Redemption, and the monies to be paid thereon as the Redemption Monies;

(j)
no less than 10 days before each Payment Date the Company shall notify each holder of ESOT Preference Shares of the number of ESOT Preference Shares held by him the subject of the Redemption and the holder shall, prior to the Payment Date, deliver to the Office certificates in respect of such ESOT Preference Shares to be redeemed on that Payment Date;

(k)
on each Payment Date the Company shall, subject to the provisions of this Article and upon receipt of the relevant Share certificates (or indemnity in respect thereof in a form reasonably satisfactory to the Company), redeem the ESOT Preference Shares which are due to be redeemed by paying the Redemption Monies to the holders thereof save that, in the event that the amount due to be paid on any Payment Date is in excess of the amount of the proceeds of any new issue made for the purposes of the relevant redemption (if any) which may lawfully be applied for that purpose plus the profits lawfully available for the purpose of the relevant redemption then the Company shall redeem only that number of ESOT Preference Shares that may be redeemed taking into account the amount so available. Any ESOT Preference Shares not redeemed as a result of the foregoing (or which are not redeemed when due for any other reason) shall remain in issue (bearing the rights, including rights to dividend, set out in this Article) registered in the name of the relevant holder of ESOT Preference Shares until actually redeemed in accordance with this Article. Payment of the Redemption Monies shall be made upon redemption;

(l)
the Company shall in the case of a Redemption of all the ESOT Preference Shares represented by one Share certificate cancel that Share certificate and in the case of a Redemption of part only of the ESOT Preference Shares represented by any certificate either:

(i)
endorse a memorandum of the amount and date of the Redemption on such certificate; or

(ii)
cancel the same,

and without charge issue to the holder of the ESOT Preference Shares delivering such certificate to the Company a fresh certificate for the balance of ESOT Preference Shares not redeemed on that occasion;

(m)
if a holder of ESOT Preference Shares fails to deliver a Share certificate or indemnity when due in accordance with this Article 16 then the Company may retain any Redemption Monies payable in respect thereof until delivery of such Share certificate or indemnity but upon receipt thereof shall pay the Redemption Monies to the holder, provided that the same are otherwise due and payable under the Articles;

(n)
a Redemption of some but not all of the ESOT Preference Shares pursuant to Article 16 shall be made amongst relevant holders of the ESOT Preference Shares pro rata to their holdings of ESOT Preference Shares; and

Voting

(o)
holders of ESOT Preference Shares shall be entitled to receive notice of, and to attend and speak at, all general meetings of the Company and, on a show of hands each holder of ESOT Preference Shares shall have one vote, and on a poll he shall have nine votes for every million ESOT Preference Shares of which he is the holder;

(p)
if, as a result of a default by the Company, the ESOT Cash Dividend (or any part of it) is not paid on any Dividend Payment Date, or if the ESOT Dividend Interest (or any part of it) is not paid on any due date, the Company shall not pay any other dividend on any Junior Share or redeem any Junior Share until such time as all arrears of the ESOT Cash Dividend and the ESOT Dividend Interest have been paid in full. For the purpose of this Article 16(p), Junior Share means any Non Voting Third Party Preference Share 2009, Non Voting Adviser Preference Share 2008, Ordinary Share, C Share, Balancing Voting Deferred Share or any other share of a class expressed in these Articles to rank subordinate to the ESOT Preference Shares.

Information right

(q)
For so long as the Senior Notes and Junior Notes are not registered with the Securities and Exchange Commission of the United States, each Relevant ESOT Preference Shareholder shall be entitled to receive from the Company duplicate copies of the High Yield Information promptly following the provision of the High Yield Information to the holders of Senior Notes and Junior Notes and for the purposes of this Article 16(q):

Relevant ESOT Preference Shareholder means a holder of at least €2.5 million of par value of ESOT Preference Shares (being ESOT Preference Shares with an aggregate Deemed Subscriptions Price of €5 million); and

High Yield Information means the information required to be provided to the holders of Senior Notes and Junior Notes in accordance with the Bond Terms;

The Ordinary Shares

Dividends on Ordinary Shares

17.    (a)    Subject to the terms of issue of any such Shares and the rights of the holders of any other class of Share as provided in these Articles, the holders of Ordinary Shares shall be entitled to receive any dividends out of the profits of the Company available for distribution and resolved under the Articles to be distributed in respect of each Financial Year of the Company.

Capital

(b)
On a distribution of assets of the Company among its members on a winding up or other return of capital (other than a redemption or purchase of the Company of its own shares) the holders of Ordinary Shares shall be entitled (such entitlement ranking after satisfaction in full of the rights of the holders of Preference Shares but in priority to the rights of the holders of Balancing Voting Deferred Shares) to:

(i)
receive the amount paid up on their holding of Ordinary Shares, including any premium; and

(ii)
participate in any surplus so arising.

Ordinary Shares to rank pari passu

(c)
The A Ordinary Shares, the B Ordinary Shares and the E Ordinary Shares shall be separate classes of shares but shall rank pari passu in all respects save as expressly provided in the Articles.

The A Ordinary Shares

Votes of A Ordinary Shares

18.    Subject to Article 121, on a show of hands every holder of an A Ordinary Share who (being an individual) is present in person or (being a corporation) is present by a duly authorised representative shall have one vote, and on a poll shall have nine votes for every A Ordinary Share of which he is the holder.

The B Ordinary Shares

Votes of B Ordinary Shares

19.    Subject to Article 121, on a show of hands every holder of a B Ordinary Share who (being an individual) is present in person or (being a corporation) is present by a duly authorised representative shall have one vote and on a poll one vote for every B Ordinary Share of which he is the holder.

Conversion into A Ordinary Shares

20.    Every holder of a B Ordinary Share may at any time convert each B Ordinary Share held by him into one A Ordinary Share (or such number of A Ordinary Shares as may be determined in accordance with Article 23), provided always that such conversion right shall be exercisable only to the extent that, once exercised, the Voting Rights of all Shares held by that holder and its Connected Entities shall not exceed the largest whole number which is not greater than 25% of the aggregate Voting Rights of all Shares in issue following such exercise.

21.    The conversion right referred to in Article 20 may be exercised at any time by a holder of B Ordinary Shares giving to the Company at the Office notice in writing of the exercise of such right, stating the number of B Ordinary Shares to be converted and providing evidence of such holder's and Connected Entities' holdings of shares, together with a Share certificate (or such indemnity in respect thereof as the Company may require under Article 40) in respect of the B Ordinary Shares that he wishes to convert. Where the number of shares to be converted is not stated in the notice then the conversion right shall (subject to the limitation in Article 20) be deemed to have been exercised in respect of all of the B Ordinary Shares represented by certificates (or indemnity) deposited by the holder of such converting B Ordinary Shares under this Article 21.

22.    Within three days of receiving a conversion notice under Article 21, the Company shall redesignate or otherwise convert (in accordance with Article 34) the B Ordinary Shares which are to be converted as A dinary Shares and shall issue such share certificates as result from such conversion to the converting holder, save that where the number of B Ordinary Shares to be converted under a conversion notice would result in the holder thereof and its Connected Entities holding Shares whose total Voting Rights exceed the largest whole number which is not greater than 25% of the aggregate Voting Rights following such conversion, the Company shall convert only such number of B Ordinary Shares into A Ordinary Shares as shall result in that limitation not being exceeded.

23.    In the event of an Adjustment Event (unless there has been an equivalent Adjustment Event in relation to the B Ordinary Shares), the number of A Ordinary Shares into which a B Ordinary Share may be converted pursuant to Article 20 shall be adjusted in such manner as the directors may, with the consent of the holders of 75 per cent. of the B Ordinary Shares, or as is considered by the Auditors to be fair and reasonable, determine.

The E Ordinary Shares

24.    (a)    Holders of E Ordinary Shares shall be entitled to receive notice of and to attend but not to speak or vote (whether on a show of hands or on a poll) at General Meetings of the Company; and

(b)
the provisions of Articles 18 to 23 shall not apply to the E Ordinary Shares.

The Balancing Voting Deferred Shares

Dividends and Capital

25.    The holders of Balancing Voting Deferred Shares shall have no entitlement to receive any dividends out of the profits of the Company available for distribution and on a liquidation or any return of capital the sole right of the holders of Balancing Voting Deferred Shares shall be the right to receive €1 in respect of each Balancing Voting Deferred Share held, after the holder of each Ordinary Share has received €10 million in respect of each Ordinary Share held. Save as aforesaid, the Balancing Voting Deferred Shares shall not confer upon the holders of Balancing Voting Deferred Shares any further right to participation in the profits or assets of the Company.

Voting Rights

26.    The holders of the Balancing Voting Deferred Shares shall be entitled to receive notice of and to attend and speak at all General Meetings of the Company. At any such meeting the votes cast by or on behalf of all other members shall first be counted (the meeting being adjourned for this purpose if necessary). The holders of the Balancing Voting Deferred Shares shall then be entitled on any resolution put to the meeting to one vote each on a show of hands or, on a poll, by virtue of their holdings, in aggregate, to cast such number of votes, distributed among such holders pro rata to their holdings of Balancing Voting Deferred Shares, as is equal to V calculated in accordance with the following formula:-

V = 3(E+B)

where:

E is the aggregate number of votes cast on such resolution (if any) attributable to the ESOT Preference Shares in issue from time to time; and

B is:

(i)
prior to a Sale or Flotation, the aggregate number of votes cast on such resolution (if any) attributable to any Ordinary Shares which are held by the APSS and/or which were originally (but which are no longer) held by the ESOT or its Connected Entities (or which were allotted by reference to Ordinary Shares which were originally held by the ESOT or its Connected Entities), to the extent that such votes are cast in accordance with the votes cast, or (but only if ESOT does not itself vote but instead makes a recommendation to Beneficiaries) recommendation made, by the ESOT save to the extent that such votes (when added to the votes cast by the ESOT and its Connected Entities) do not exceed 25% of the Voting Rights; or

(ii)
following a Sale or Flotation, zero,

and provided always that if, prior to a Sale or Flotation, the aggregate votes actually cast on the resolution which are both

(1)    attributable to the Ordinary Shares held by the ESOT, the Valentia Share Trust and/or the APSS and/or their Connected Entities (or which were originally, but which are no longer, held by the ESOT or its Connected Entities) or Shares allotted by reference to Ordinary Shares originally held by the ESOT, the Valentia Share Trust or their Connected Entities (the Relevant ESOT Group Shares); and

(2)    cast in accordance with the votes cast or (but only if ESOT does not itself vote but instead makes a recommendation to Beneficiaries) recommendation made by the ESOT represent more than 25 per cent of the aggregate number of potential votes that could be cast by holders of all Shares on such resolution, excluding for this purpose any votes attributable to Shares in respect of which no vote is actually cast on the resolution where such unvoted Shares are:

(A)
the Relevant ESOT Group Shares; and/or

(B)
Shares held by any Employee or the Connected Entity of any Employee which holds such Shares on terms, agreed with the other Shareholders (including the ESOT), which require such Employee or Connected Entity not to vote such shares

(such aggregate number of potential votes excluding those referred to at (A) and (B) being the Maximum Potential Unconnected Votes).

V shall be increased to such a number as will result in the votes actually cast on the resolution which are both (1) attributable to the Relevant ESOT Shares and (2) cast in accordance with the votes cast or (but only if ESOT does not itself vote but instead makes a recommendation to Beneficiaries) recommendation made by the ESOT, representing not more than 25 per cent of the Maximum Potential Unconnected Votes.

The Non Voting Adviser Preference Shares 2008

27.    Subject to the terms of issue of any such Shares and the rights of the holders of any other class of Shares as provided in these Articles, the rights attaching to the Non Voting Adviser Preference Shares 2008 are as follows:

Income

(a)
the holders of the Non Voting Adviser Preference Shares 2008 shall be entitled (such entitlement ranking after satisfaction in full of the rights of the holders of ESOT Preference Shares and Non Voting Third Party Preference Shares 2009 and ranking in priority to the rights of holders of Ordinary Shares, C Shares and Balancing Voting Deferred Shares) to receive out of the profits of the Company available for distribution and resolved under the Articles to be distributed in respect of each Financial Year, a fixed cumulative preferential dividend (the Non Voting Adviser Preference Share 2008 Dividend) at the rate of 10 per cent. per annum of the Redemption Value of each Non Voting Adviser Preference Share 2008 held by them;

(b)
the Non Voting Adviser Preference Share 2008 Dividend shall accrue on a daily basis and shall be payable six monthly in arrears on each Non Voting Adviser Preference Share Dividend Payment Date (or if such date is not a Business Day on the next following Business Day) in respect of the six months ending on that date. In this Article Non Voting Adviser Preference Share Dividend Date means 14 November 2003 and each date falling at six monthly intervals thereafter. In the event the Non Voting Adviser Preference Share 2008 Dividend is not paid on any such date it shall accrue as from the date due and the amount which remains unpaid shall as from the due date be taken into account when calculating the relevant Redemption Value. The Non Voting Adviser Preference Share 2008 Dividends shall be paid to the holders of the Non Voting Adviser Preference Shares 2008 whose names appear on the register at twelve noon two Business Days before the relevant Non Voting Adviser Preference Share Dividend Date;

Capital

(c)
on a distribution of assets of the Company among its members on a winding up or other return of capital (other than a redemption or purchase by the Company of its own Shares) the holders of the Non Voting Adviser Preference Shares 2008 shall be entitled (such entitlement ranking after satisfaction in full of the rights of the holders of Redeemable Preference Shares, ESOT Preference Shares and Non Voting Third Party Preference Shares 2009 and ranking in priority to the holders of Ordinary Shares, C Shares and Balancing Voting Deferred Shares) to receive an amount equal to the relevant Redemption Value;

Further participation

(d)
save as provided in Articles 27(a), and 27(b), the Non Voting Adviser Preference Shares 2008 shall not confer upon the holders thereof any further right to participation in the profits or assets of the Company;

Variation of Rights

(e)
notwithstanding the rights of the holders of Non Voting Adviser Preference Shares 2008 under Article 36, the written consent of the holders of three-quarters in nominal value of the issued Non Voting Adviser Preference Shares 2008 or the sanction of an extraordinary resolution passed at a separate general meeting of the holders of the Non Voting Adviser Preference Shares 2008 is required if the special rights and privileges attaching to the Non Voting Adviser Preference Shares 2008 are to be varied or abrogated in any way. For the avoidance of doubt, the ranking of Non Voting Adviser Preference Shares 2008 as regards priority (or subordination) in relation to other classes of Shares (whether as to dividend or return of capital or otherwise) shall not (save for their priority over the Ordinary Shares, C Shares and Balancing Voting Deferred Shares) be a special right or privilege for the purposes of these Articles and the issue of Shares ranking equal or in priority to the Non Voting Adviser Preference Shares 2008 shall not constitute a variation or abrogation of the rights of holders of Non Voting Adviser preference Shares 2008 nor shall the creation of any such Shares in any way require the consent of the holders of Non Voting Adviser Preference Shares as a class;

Redemption of Preference Shares

(f)
(i)
subject to the Act and as hereinafter provided, the Company may by giving not less than 10 days nor more than 30 days notice to the holders of the Non Voting Adviser Preference Shares 2008 redeem some or all of the Non Voting Adviser Preference Shares 2008 for an amount equal to the relevant Redemption Value in respect of each Non Voting Adviser Preference Share 2008 so redeemed:

(A)
on or within 30 days after a Liquidity Event; and/or

(B)
at any time after 2 November 2008;

(ii)
subject to the Act and as hereinafter provided, the Company shall redeem some or all of the Non Voting Adviser Preference Shares 2008 for an amount equal to the relevant Redemption Value in respect of each Non Voting Adviser Preference Share 2008 so redeemed on receiving notice from the holder of such Shares (given at any time after 2 November 2008) requiring such redemption and specifying as the date for such redemption any Business Day falling no earlier than 30 days after the date of such notice and no later than 60 days thereafter.

(iii)
subject to the Act and as hereafter provided, immediately prior to any Liquidity Event the Company shall redeem some or all of any holder's Non Voting Adviser Preference Shares 2008 for an amount equal to the relevant Redemption Value in respect of each Non Voting Adviser Preference Share 2008 so redeemed provided that the Company has received notice from the holders thereof not later than 30 days and not earlier than 60 days prior to such Liquidity Event requesting it to do so;

(g)
each date on which Non Voting Adviser Preference Shares 2008 are due to be redeemed in accordance with the provisions of this Article 27 is hereinafter referred to as a Non Voting Adviser Share Payment Date. Any redemption of Non Voting Adviser Preference Shares 2008 to be redeemed on a Non Voting Adviser Share Payment Date is hereinafter referred to as a Non Voting Adviser Share Redemption and the monies to be paid thereon as the Non Voting Adviser Share Redemption Monies.

(h)
no less than 10 days before each Non Voting Adviser Share Payment Date the Company shall notify each holder of Non Voting Adviser Preference Shares 2008 of the number of Non Voting Adviser Preference Shares 2008 held by him the subject of the Non Voting Adviser Share Redemption and each holder shall prior to the Non Voting Adviser Share Payment Date deliver to the Office certificates in respect of such Non Voting Adviser Preference Shares 2008 to be redeemed on that Non Voting Adviser Share Payment Date.

(i)
on each Non Voting Adviser Share Payment Date the Company shall, subject to the provisions of this Article and upon receipt of the relevant Share certificates (or indemnity in respect thereof in a form reasonably satisfactory to the Company), redeem the Non Voting Adviser Preference Shares 2008 which are due to be redeemed by paying the Non Voting Adviser Share Redemption Monies to the holders thereof save that, in the event that the amount due to be paid on any Non Voting Adviser Share Payment Date is in excess of the profits available for the purpose of the relevant redemption, then the Company shall redeem only that number of Non Voting Adviser Preference Shares 2008 that may be redeemed taking into account the amount so available. Any Non Voting Adviser Preference Shares 2008 not redeemed as a result of the foregoing (or which are not redeemed when due for any other reason) shall remain in issue (bearing the rights, including rights to dividend, set out in this Article) registered in the name of the relevant holder until actually redeemed in accordance with this Article. Payment of the Non Voting Adviser Share Redemption Monies shall be made upon redemption;

(j)
the Company shall, in the case of a redemption of all the Non Voting Adviser Preference Shares 2008 included in a Share certificate, cancel that certificate and in the case of a redemption of part only of the Non-Voting Adviser Preference Shares 2008 included in any certificate either:

(i)
endorse a memorandum of the amount and date of the Non Voting Adviser Share Redemption on such certificate; or

(ii)
cancel the same;

and without charge issue to the holder of the Non Voting Adviser Preference Shares 2008 delivering such certificate to the Company a fresh certificate for the balance of Non Voting Adviser Preference Shares 2008 not redeemed on that occasion;

(k)
if a holder of Non Voting Adviser Preference Shares 2008 fails to deliver a Share certificate or indemnity when due under this Article 27 then the Company may retain any Non Voting Adviser Share Redemption Monies payable in respect thereof until delivery of such Share certificate or indemnity but upon receipt thereof shall pay the Non Voting Adviser Share Redemption Monies to the holder provided that the same are otherwise due and payable under these Articles; and

(l)
a Redemption of some but not all of the Non Voting Adviser Preference Shares 2008 pursuant to this Article 27 shall be made amongst relevant holders of the Non Voting Adviser Preference Shares 2008 pro rata to their holdings of Non Voting Adviser Preference Shares 2008.

No Voting Rights

28.    Holders of Non Voting Adviser Preference Shares 2008 shall be entitled to receive notice of and to attend General Meetings of the Company but not to speak or vote (whether on a show of hands or on a poll) at such General Meetings.

Conversion into A Ordinary Shares

29.    On a Liquidity Event the Non Voting Adviser Preference Shares 2008 shall be convertible at the option of the holder into A Ordinary Shares as follows:

(a)
each holder of Non Voting Adviser Preference Shares 2008 may, at his option, choose to convert some or all of the Non Voting Adviser Preference Shares 2008 held by him into A Ordinary Shares. The conversion right shall be exercised by a holder of Non Voting Adviser Preference Shares 2008 giving to the Company during the Adviser Conversion Period notice in writing of the exercise of such right (an Adviser Conversion Notice). An Adviser Conversion Notice, once served, may not be withdrawn;

(b)
an Adviser Conversion Notice shall state the number of Non Voting Adviser Preference Shares 2008 that the holder wishes to convert (Relevant Shares) and shall be sent to the Office together with a share certificate(s) (or such indemnity as the Company may require under Article 40) for the Relevant Shares. Where the number of shares to be converted is not stated in the Adviser Conversion Notice then the conversion right shall be deemed to have been exercised in respect of all those Non Voting Adviser Preference Shares 2008 represented by the certificate (or indemnity) deposited with the Company under this Article 29;

(c)
in this Article Adviser Conversion Period means the period commencing on the day that the Company makes an announcement to a Recognised Investment Exchange of its intention to seek a Flotation or the receipt by members of an Approved Take-over Offer and ending seven days before such Flotation or Sale is due to occur;

Conversion ratio

(d)
the number of A Ordinary Shares to be issued on conversion of a Non Voting Adviser Preference Share 2008 shall be calculated in accordance with the following formula:

RV
N =	––
FP

where:

N is the number of A Ordinary Shares arising on Conversion of one Non Voting Adviser Preference Share 2008;

RV is the Redemption Value of such Non Voting Adviser Preference Share 2008; and

FP is the price at which each A Ordinary Share is offered to investors on the Flotation or the price per A Ordinary Share payable pursuant to the Sale;

(e)
with effect from the Flotation or Sale, the Company shall convert (in accordance with Article 34) each Relevant Share into such number of A Ordinary Shares as shall be calculated in accordance with the provisions of this Article and as soon as reasonably practicable thereafter the Company shall send certificates for the A Ordinary Shares arising on Conversion to the members entitled to them, together with balancing certificates due in respect of any Non Voting Adviser Preference Shares 2008 not converted under this Article; and

(f)
any fractional entitlements to A Ordinary Shares arising, or which would arise, on Conversion under this Article may be dealt with in such manner as the Company in its sole discretion sees fit.

The Non Voting Third Party Preference Shares 2009

30.    Subject to the terms of the issue of any such Shares and the rights of the holders of any other class of Share as provided in the Articles, the rights attaching to the Non Voting Third Party Preference Shares 2009 are as follows:

Income

(a)
the holders of the Non Voting Third Party Preference Shares 2009 shall be entitled (such entitlement ranking after the right of the holders of ESOT Preference Shares to the ESOT Cash Dividend and ESOT Dividend Interest, ranking pari passu with the rights of holders of ESOT Preference Shares (in all other respects) and ranking in priority to the rights of holders of Non Voting Adviser Preference Shares 2008, Ordinary Shares, C Shares and Balancing Voting Deferred Shares) to receive out of the profits of the Company available for distribution and resolved under the Articles to be distributed in respect of each Financial Year, a fixed cumulative preferential dividend (the Non Voting Third Party Preference Share 2009 Dividend) at the rate of 12.25 per cent. per annum of the Redemption Value of each Non Third Party Preference Share 2009 held by them;

(b)
the Non Voting Third Party Preference Share 2009 Dividend shall accrue on a daily basis and shall be payable six monthly in arrears on each Non Voting Third Party Preference Share Dividend Date (or if such date is not a Business Day on the next following Business Day) in respect of the six calendar months ending on that dates. For the purposes of this Article a Non Voting Third Party Preference Share Dividend Date means 14 November 2003 and each date falling at six monthly intervals thereafter. In the event the Non Voting Third Party Preference Share 2009 Dividend is not paid on any such date it shall accrue as from the date due and the amount which remains unpaid shall as from the date due be taken into account when calculating the relevant Redemption Value. The Non Voting Third Party Preference Share 2009 Dividend shall be paid to the holders of the Non Voting Third Party Preference Shares 2009 whose names appear on the register at 12 noon two Business Days before the relevant Non Voting Third Party Preference Dividend Date;

Capital

(c)
on a distribution of assets of the Company among its members on a winding up or other return of capital (other than a redemption or purchase by the Company of its own Shares), the holders of the Non Voting Third Party Preference Shares 2009 shall be entitled (such entitlement ranking after satisfaction in full of the rights of the holders of Redeemable Preference Shares, ESOT Preference Shares (but only in respect of the ESOT Cash Dividend and ESOT Dividend Interest thereon) and ranking pari passu with the rights of the holders of ESOT Preference Shares (in all other respects) and ranking in priority to the holders of Non Voting Adviser Preference Shares 2008, Ordinary Shares, C Shares and Balancing Voting Deferred Shares) to receive an amount equal to the relevant Redemption Value;

Further participation

(d)
save as provided in Articles 30(a), and 30(b), the Non Voting Third Party Preference Shares 2009 shall not confer upon the holders thereof any further right to participation in the profits or assets of the Company;

Variation of Rights

(e)
notwithstanding the rights of the holders of Non Voting Third Party Preference Shares 2009 under Article 36, the written consent of the holders of three-quarters in nominal value of the issued Non Voting Third Party Preference Shares 2009 or the sanction of an extraordinary resolution passed at a separate general meeting of the holders of the Non Voting Third Party Preference Shares 2009 is required if the special rights and privileges attaching to the Non Voting Third Party Preference Shares 2009 are to be varied or abrogated in any way. For the avoidance of doubt, the ranking of Non Voting Third Party Preference Shares 2009 as regards priority (or subordination) in relation to other classes of Shares (whether as to dividends, return of capital or otherwise) shall not (save for their priority over the Non Voting Adviser Preference Shares 2008, Ordinary Shares, C Shares and Balancing Voting Deferred Shares) be a special right or privilege for the purposes of these Articles and the issue of Shares ranking equal or in priority to the Non Voting Third Party Preference Shares 2009 shall not constitute a variation or abrogation of the rights of holders of Non Voting Third Party Preference Shares 2009 nor shall the creation of any such Shares in any way require the consent of the holders of Non Voting Third Party Preference Shares 2009 as a class;

Redemption of Preference Shares

(f)
(i)
subject to the Act and as hereinafter provided, the Company may by giving not less than 10 days nor more than 30 days notice to the holders of the Non Voting Third Party Preference Shares 2009 redeem some or all of the Non Voting Third Party Preference Shares 2009 for an amount equal to the relevant Redemption Value in respect of each Non Voting Third Party Preference Share 2009 so redeemed:

(A)
on or within 30 days after a Liquidity Event; and/or

(B)
at any time after 2 May 2009;

  (ii)
  subject to the Act and as hereinafter provided, the Company shall redeem some or all of the Non Voting Third Party Preference Shares 2009 for an amount equal to the relevant Redemption Value in respect of each Non Voting Third Party Preference Share 2009 so redeemed on receiving notice from the holder of such Shares (given at any time after 2 May 2009) requiring such redemption and specifying as the date for such redemption any Business Day falling no earlier than 30 days after the date of such notice and no later than 60 days thereafter;

  (iii)
  subject to the Act and as hereinafter provided, immediately prior to any Liquidity Event the Company shall redeem some or all of any holder's Non Voting Third Party Preference Shares 2009 for an amount equal to the relevant Redemption Value in respect of each Non Voting Third Party Preference Share 2009 so redeemed provided that the Company has received notice from the holders of such Shares not later than 30 days and not earlier than 60 days prior to such Liquidity Event requesting it to do so.

  (iv)
  subject to the Act and as hereinafter provided, the Company may, at any time after 2 November 2004, by giving no less than 10 days nor more than 30 days notice to the holder of the Non Voting Third Party Preference Shares 2009 redeem some or all of the Non Voting Third Party Preference Shares 2009, for an amount equal to the relevant Redemption Value in respect of each Non Voting Third Party Preference Share 2009 to be redeemed.

(g)
each date on which Non Voting Third Party Preference Shares 2009 are due to be redeemed in accordance with the provisions of this Article 30 is hereinafter referred to as a Non Voting Third Party Preference Share Payment Date. Any redemption of Non Voting Third Party Preference Shares 2009 to be redeemed on a Non Voting Third Party Preference Share Payment Date is hereinafter referred to as a Non Voting Third Party Preference Share Redemption and the monies to be paid thereon as the Non Voting Third Party Preference Share Redemption Monies.

(h)
no less than 10 days before each Non Voting Third Party Preference Share Payment Date the Company shall notify each holder of Non Voting Third Party Preference Shares 2009 of the number of Non Voting Third Party Preference Shares 2009 held by him the subject of the Redemption and such holder shall prior to the Non Voting Third Party Preference Share Payment Date deliver to the Office certificates in respect of such Non Voting Third Party Preference Shares 2009 to be redeemed on that Non Voting Third Party Preference Share Payment Date.

(i)
on each Non Voting Third Party Preference Share Payment Date the Company shall, subject to the provisions of this Article and upon receipt of the relevant Share certificates (or indemnity in respect thereof in a form reasonably satisfactory to the Company), redeem the Non Voting Third Party Preference Shares 2009 which are due to be redeemed by paying the Non Voting Third Party Preference Share Redemption Monies to the holders thereof save that, in the event that the amount due to be paid on any Non Voting Third Party Preference Share Payment Date is in excess of the profits available for the purpose of the relevant redemption, then the Company shall redeem only that number of Non Voting Third Party Preference Shares 2009 that may be redeemed taking into account the amounts so available. Any Non Voting Third Party Preference Shares 2009 not redeemed as a result of the foregoing (or which are not redeemed when due for any other reason) shall remain in issue (bearing the rights, including rights to dividend, set out in this Article) registered the name of the relevant holder until actually redeemed in accordance with this Article. Payment of the Non Voting Third Party Preference Redemption Monies shall be made upon redemption;

(j)
the Company shall in the case of a redemption of all the Non Voting Third Party Preference Shares 2009 represented by any one Share certificate cancel that Share certificate and in the case of a redemption of part only of the Preference Shares included in any certificate either:

(i)
endorse a memorandum of the amount and date of the Redemption on such certificate; or

(ii)
cancel the same

and without charge issue to the holder of the Non Voting Preference Shares 2009 delivering such certificate to the Company a fresh certificate for the balance of Non Voting Third Party Preference Shares 2009 not redeemed on that occasion;

(k)
if a holder of Non Voting Third Party Preference Shares 2009 fails to deliver a Share certificate or indemnity when due under this Article 30 then the Company may retain any Non Voting Third Party Redemption Monies until delivery of such Share certificate or indemnity but upon receipt thereof shall pay the Non Voting Third Party Redemption Monies to the holder provided that the same are otherwise due and payable under these Articles; and

(l)
a Redemption of some but not all of the Non Voting Third Party Preference Shares 2009 pursuant to this Article 30 shall be made amongst relevant holders of the Non Voting Third Party Preference Shares 2009 pro rata to their holdings of Non Voting Third Party Preference Shares 2009.

No Voting Rights

31.    Holders of Non Voting Third Party Preference Shares 2009 shall be entitled to receive notice of and to attend but not to speak or vote (whether on a show of hands or on a poll) at General Meetings of the Company.

Conversion into A Ordinary Shares

32.    On a Liquidity Event the Non Voting Third Party Preference Shares 2009 shall be convertible at the option of the holder into A Ordinary Shares as follows:

(a)
each holder of Non Voting Third Party Preference Shares 2009 may, at his option, choose to convert some or all of the Non Voting Third Party Preference Shares 2009 held by him into A Ordinary Shares. The conversion right shall be exercised by a holder of Non Voting Third Party Preference Shares 2009 giving to the Company during the Third Party Conversion Period notice in writing of the exercise of such right (a Third Party Conversion Notice). A Third Party Conversion Notice, once served, may not be withdrawn;

(b)
a Third Party Conversion Notice shall state the number of Non Voting Third Party Preference Shares 2009 that the holder wishes to convert (Relevant Shares) and shall be sent to the registered office of the Company together with a share certificate(s) (or such indemnity as the Company may require under Article 40) for the Relevant Shares. Where the number of shares to be converted is not stated in the Third Party Conversion Notice then the conversion right shall be deemed to have been exercised in respect of all those Non Voting Third Party Preference Shares 2009 represented by the certificate (or indemnity) deposited with the Company under this Article 32;

(c)
in this Article Third Party Conversion Period means the period commencing on the day that the Company makes an announcement to a Recognised Investment Exchange of its intention to seek a Flotation or the receipt by holders of an Approved Take-over Offer and ending seven days before such Flotation or Sale is due to occur;

Conversion ratio

(d)
the number of A Ordinary Shares to be issued on Conversion of a Non Voting Third Party Preference Share 2009 shall be calculated in accordance with the following formula:

RV
N =	––
FP

where:

N is the number of A Ordinary Shares arising on Conversion of one Non Voting Third Party Preference Share 2009;

RV is the Redemption Value of such Non Voting Third Party Preference Share 2009; and

FP is the price at which each A Ordinary Share is offered to investors on the Flotation or the price per A Ordinary Share payable pursuant to the Sale;

(e)
with effect upon the Flotation or Sale, the Company shall convert (in accordance with Article 34) each Relevant Share into such number of A Ordinary Shares as shall be calculated in accordance with the provisions of this Article and as soon as reasonably practicable thereafter the Company shall send certificates for the A Ordinary Shares arising on Conversion to the members entitled to them, together with balancing certificates due in respect of any Non Voting Third Party Preference Shares 2009 not converted under this Article; and

(f)
any fractional entitlements to A Ordinary Shares arising, or which would arise, on Conversion may be dealt with in such manner as the Company in its sole discretion sees fit.

C Shares

33.    The rights attaching to C Shares are as follows:

(a)
holders of C Shares shall be entitled to receive notice of and to attend General Meetings of the Company but shall not be entitled to speak or vote (whether on a show of hands or on a poll) at such General Meetings;

(b)
the holders of C Shares shall have no entitlement to receive any dividends out of the profits of the Company available for distribution. On a liquidation or any return of capital, the sole right of the holders of C Shares shall be the right to receive the Subscription Price paid in respect of each C Share held, after the holder of each Ordinary Share has received €10 million in respect of each Ordinary Share held. Save as aforesaid, the C Shares shall not confer upon the holders of the C Shares any further right to participation in the profits or assets of the Company;

(c)
upon the allotment of a C Share the directors shall issue to the allottee a letter of allotment (Letter of Allotment) in which the directors will set out details of the allotment including the date of allotment, the number of C Shares allotted and any applicable Conversion Amount in respect of the C Shares allotted. For the purposes of this Article Conversion Amount shall, subject to Article 33(f), be such amount per C Share as is determined by the directors on the date of allotment of a C Share. A Letter of Allotment may be issued in respect of one or more C Shares;

(d)
upon the occurrence of a Liquidity Event at any time prior to 31 January 2010 and subject to the value of an A Ordinary Share being equal to or greater than the sum of (i) the Subscription Price in respect of a C Share and (ii) the Conversion Amount attaching to such C Share, any C Share shall, subject to Article 33(d)(v) and 33(f), convert into one E Ordinary Share, as follows:

(i)
the Company shall give to the holder of C Shares a notice in writing of the conversion of the relevant C Shares (the C Share Conversion Notice);

(ii)
a C Share Conversion Notice shall state the number of C Shares (the Relevant Shares) that are converting and the number of E Ordinary Shares into which they shall convert;

(iii)
within 7 days of receipt of a C Share Conversion Notice the holder of the C Shares shall deliver to the Office:

(A)
a share certificate(s) (or such indemnity as the Company may require under Article 40) in respect of the Relevant Shares; and

    (B)
    payment of the relevant Conversion Amount in such form as the Company and the holder of the C Shares may have agreed;

  (iv)
  with effect upon the Flotation or Sale, the Company shall provided that (subject to Article 33(d)(v)) the holder thereof having paid the Conversion Amount to the Company convert (in accordance with Article 34) each Relevant Share into such number of E Ordinary Shares as shall be calculated in accordance with the provisions of this Article and as soon as reasonably practicable thereafter the Company shall send certificates for the E Ordinary Shares arising on Conversion to the members entitled to them, together with balancing certificates due in respect of any C Shares not converted under the Article;

  (v)
  if a holder of C Shares has failed to pay the Conversion Amount in accordance with Article 33(d)(iv) the Company may, notwithstanding such non-payment, permit (but shall not be required to do so) the conversion of such C Shares into such a reduced number of E Ordinary Shares as the auditors consider fair and reasonable to reflect the non-payment of the Conversion Amount;

(e)
the Company shall procure that at all times there shall be sufficient unissued authorised Share capital to create and issue E Ordinary Shares of the relevant class required for the conversion of C Shares; and

(f)
while any C Share remains capable of being converted into an E Ordinary Share, in the event of an Adjustment Event (unless there has been an equivalent Adjustment Event in relation to the C Shares) the number of E Ordinary Shares into which a C Share may be converted pursuant to this Article 33 shall be adjusted in such manner as the Board may, with the consent of the holders of 75 per cent. of the C Shares, or as is considered fair and reasonable by the Auditors, determine but provided that the aggregate of the Conversion Amount and the amount paid-up or credited as paid-up, along with any premium paid, on the Convertible Share shall never be less than the nominal value of the number of E Ordinary Shares (into which it shall convert) and, if any doubt shall arise, the certificate of the auditors of the Company shall be conclusive and binding on all concerned.

Conversion

Conversion of Shares

34.    The directors may determine to effect Conversion of any Shares of one class into Shares of any other class under these Articles in such manner as they shall, subject to these Articles, determine at their discretion including:

(a)
by redesignating any Share as a Share of another class;

(b)
by redeeming the Shares to be so converted (the Converting Shares) at par, either out of distributable profits of the Company or out of the proceeds of a fresh issue of Shares made for that purpose, provided that the directors shall first have obtained all requisite authorities for the purpose of enabling them to allot the Shares which will be allotted pursuant to this Article and/or to grant rights to subscribe therefor. If the directors decide to redeem out of distributable profits of the Company, the Shares to be so redeemed shall confer on the holder thereof the right and the obligation to subscribe for the different class of Shares to arise from Conversion (the New Shares) at such premium (if any) as shall represent the amount by which the redemption moneys plus, in the case of the C Shares, any Conversion Amount exceed the aggregate nominal amount of the Converting Shares. In such circumstances, the holder of the Converting Shares shall be deemed irrevocably to have authorised and instructed the directors to apply the redemption moneys payable in subscribing for the New Shares at such premium (if any) as aforesaid. If the directors decide to redeem out of the proceeds of a fresh issue of shares, the Converting Shares shall confer on the holder thereof the right and the obligation to subscribe for the New Shares arising from Conversion at such premium (if any) as shall represent the amount by which the redemption moneys plus, in the case of the C Shares, any Conversion Amount exceed the aggregate nominal amount of the such New Shares. In such circumstances, the holder of the Converting Shares shall be deemed to have irrevocably authorised the secretary of the Company, (or other person appointed for the purpose by the Directors) to subscribe and pay as agent on its behalf for such New Shares, and to borrow money to enable it to do so and to have further authorised and instructed the directors to apply the redemption moneys plus, in the case of the C Shares, any Conversion Amount payable in repayment of any such borrowings;

(c)
by means of consolidation and sub-division, which may be effected pursuant to the authority conferred by the passing of the resolution which created the Converting Shares, by consolidating all the Converting Shares into two shares (the Consolidated Shares) and sub-dividing the Consolidated Shares into:

(i)
such integral number of New Shares as shall be equal in nominal amount to the aggregate nominal amount of the number of New Shares into which the Converting Shares in question are required to be converted pursuant to these Articles; and

(ii)
(as to any balance) such number of shares of 0.001 cent each (to be designated Non-Voting Deferred Shares), having the rights and being subject to the restrictions set out in Article 35 below, as equals the amount expressed in cents by which the nominal amount of the Consolidated Shares exceeds the total nominal amount of the New Shares to arise from Conversion pursuant to this Article.

Rights of Non-Voting Deferred Shares

35.    The rights of the Non-Voting Deferred Shares shall be as follows:

(i)
on a winding-up or other return of capital, the Non-Voting Deferred Shares shall entitle the holders thereof to payment of the amounts paid up thereon, only after repayment to the holders of the Ordinary Shares of the nominal amount paid up on the Ordinary Shares held by them respectively and the payment of €1,000,000 on each Ordinary Share;

(ii)
the Non-Voting Deferred Shares shall not entitle the holders thereof to the payment of any dividend;

(iii)
the Non-Voting Deferred Shares shall entitle the holders thereof to receive notice of and attend a general meeting at the Company but not to speak or vote at such general meeting;

(iv)
the Non-Voting Deferred Shares shall not, save as provided in (v) below, be transferable;

(v)
Conversion shall be deemed to confer irrevocable authority on the Company at any time thereafter to appoint any person to execute on behalf of the holders of any Non-Voting Deferred Shares an instrument of transfer in respect thereof and/or an agreement to transfer the same, to such person or persons as the Company may determine as a custodian of the Non-Voting Deferred Shares or to purchase or to cancel the same in accordance with the provisions of the Act, in any such case for not more than one cent for all such shares then being transferred, purchased or cancelled (to be paid to such one of the holders (if more than one) as may be selected by lot), without obtaining the sanction of the holder or holders thereof and, pending such transfer or purchase or cancellation, to retain the certificates for such Non-Voting Deferred Shares;

(vi)
the Company may, at its option at any time after the creation of any Non-Voting Deferred Shares, redeem all such shares then in issue (save for any of such Non-Voting Deferred Shares which were created on the Conversion of Shares which were not created as redeemable Shares) at a price not exceeding one cent for all the Non-Voting Deferred Shares redeemed at any one time (to be paid to such one of the holders as may be selected by lot) upon giving the holder(s) of the Non-Voting Deferred Shares not less than 28 days notice in writing of its intention so to do, fixing a time and place for the redemption; and

(vii)
upon or after the redemption of any Non-Voting Deferred Shares pursuant to this Article 35 the Directors may pursuant to the authority conferred by the passing of the resolution which created the Converting Shares consolidate and/or sub-divide and/or convert the authorised Non-Voting Deferred Share capital existing as a consequence of such redemption into shares of any other class into which the authorised share capital of the Company is or may, at that time, be divided of a like nominal amount (as nearly as may be) as the shares of such class or into unclassified shares of the same nominal amount as the Non-Voting Deferred Shares.

General Provisions relating to Class Rights

Variation of class rights

36.    Whenever the capital of the Company is divided into different classes of Shares, all or any of the rights for the time being attached to any class of Shares in issue may from time to time (whether or not the Company is being wound up) be varied with the consent in writing of the holders of three-fourths in nominal value of the issued Shares of that class or with the sanction of an extraordinary resolution passed at a separate general meeting of the holders of those Shares but no such variation to the rights attached to any class of Shares may be made without Special Investor Majority Consent.

37.    All the provisions of these Articles relating to general meetings of the Company or to the proceedings at general meetings shall apply, mutatis mutandis, to every such separate general meeting referred to in Article 36 above, except that:

(a)
the necessary quorum at any such meeting (other than an adjourned meeting) shall be two persons holding or representing by proxy at least one-fifth in nominal amount of the issued Shares of the class;

(b)
at an adjourned meeting the necessary quorum shall be one person holding Shares of the class or his proxy;

(c)
every holder of Shares of the class shall, on a poll, have one vote in respect of every Share of the class held by him; and

(d)
a poll may be demanded by any one holder of Shares of the class whether present in person or by proxy.

38.    Unless otherwise expressly provided by the terms of their issue, the rights attached to any class of Shares shall not be deemed to be varied by:

(a)
the creation or issue of further Shares ranking prior to or pari passu with them; or

(b)
any alteration to these Articles made conditional upon, or otherwise in connection with, a Flotation which does not adversely affect any income, voting or capital rights attaching to them or the operation of Articles 16 to Articles 35.

Share certificates

Members' rights to certificates

39.    Every member, upon becoming the holder of any Shares, shall be entitled without payment to one certificate for all the Shares of each class held by him (and, upon transferring a part of his holding of Shares of any class, to a certificate for the balance of such holding) or several certificates each for one or more of his Shares upon payment for every certificate after the first of such reasonable sum as the directors may determine. Every certificate shall be executed under the seal or otherwise in accordance with the Act or in such other manner as the directors may approve and shall specify the number, class and distinguishing numbers (if any) of the Shares to which it relates and the amount or respective amounts paid up thereon. The Company shall not be bound to issue more than one certificate for Shares held jointly by several persons and delivery of a certificate to one joint holder shall be a sufficient delivery to all of them.

Replacement certificates

40.    If a Share certificate is defaced, worn-out, lost or destroyed, it may be renewed on such terms (if any) as to evidence and indemnity and payment of the expenses reasonably incurred by the Company in investigating evidence as the directors may determine but otherwise free of charge, and (in the case of defacement or wearing-out) on delivery up of the old certificate.

Lien

Company to have lien on Shares

41.    The Company shall have a first and paramount lien on every Share (not being a fully paid Share) for all moneys (whether presently payable or not) payable at a fixed time or called in respect of that Share. The directors may at any time declare any Share to be wholly or in part exempt from the provisions of this Article. The Company's lien on a Share shall extend to any amount payable in respect of it.

Enforcement of lien by sale

42.    The Company may sell any Shares on which the Company has a lien if a sum in respect of which the lien exists is presently payable and is not paid within fourteen clear days after notice has been given to the holder of the Share or to the person entitled to it in consequence of the death or bankruptcy of the holder, demanding payment and stating that if the notice is not complied with the Shares may be sold. Such Shares shall be offered by the Company to the holders at that time pro rata to their holding of Shares in the Company and any Shares not being taken up by such holders shall be sold in such manner as the directors may determine.

Giving effect to sale

43.    To give effect to a sale pursuant to Article 42 the directors may authorise some person to execute an instrument of transfer of the Shares sold to, or in accordance with the directions of, the purchaser. The title of the transferee to the Shares shall not be affected by any irregularity in or invalidity of the proceedings in reference to the sale.

Application of proceeds

44.    The net proceeds of the sale, after payment of the costs, shall be applied in payment of so much of the sum for which the lien exists as is presently payable, and any residue shall (upon surrender to the Company for cancellation of the certificate for the Shares sold and subject to a like lien for any moneys not presently payable as existed upon the Shares before the sale) be paid to the person entitled to the Shares at the date of the sale.

Calls on Shares and forfeiture

Power to make calls

45.    Subject to the terms of allotment, a resolution of the directors may make calls upon the members in respect of any moneys unpaid on their Shares (whether in respect of nominal value or premium) and each member shall (subject to receiving at least fourteen clear days' notice specifying when and where payment is to be made) pay to the Company as required by the notice the amount called on his Shares. A call may be required to be paid by instalments. A call may, before receipt by the Company of any sum due thereunder, be revoked in whole or part and payment of a call may be postponed in whole or part in each case subject to a resolution of the directors. A person upon whom a call is made shall remain liable for calls made upon him notwithstanding the subsequent transfer of the Shares in respect whereof the call was made.

Time when call made

46.    A call shall be deemed to have been made at the time when the resolution of the directors authorising the call was passed.

Liability of joint holders

47.    The joint holders of a Share shall be jointly and severally liable to pay all calls in respect thereof.

Interest payable

48.    If a call remains unpaid after it has become due and payable the person from whom it is due and payable shall pay interest on the amount unpaid from the day it became due and payable until it is paid at the rate fixed by the terms of allotment of the Share or in the notice of the call or, if no rate is fixed, at the rate determined by the directors (not in excess of 5 per cent. per annum) but a resolution of the directors may waive payment of the interest wholly or in part.

Deemed calls

49.    An amount payable in respect of a Share on allotment or at any fixed date, whether in respect of nominal value or premium or as an instalment of a call, shall be deemed to be a call and if it is not paid the provisions of the Articles shall apply as if that amount had become due and payable by virtue of a call.

Differentiation on calls

50.    Subject to the terms of allotment, the directors may make arrangements on the issue of Shares for a difference between the holders in the amounts and times of payment of calls on their Shares.

Notice requiring payment of call

51.    If a call remains unpaid after it has become due and payable the directors may give to the person from whom it is due, not less than fourteen clear days' notice, requiring payment of the amount unpaid together with any interest which may have accrued. The notice shall name the place where payment is to be made and shall state that if the notice is not complied with the Shares in respect of which the call was made will be liable to be forfeited.

Forfeiture for non-compliance

52.    If the notice is not complied with any Share in respect of which it was given may, before the payment required by the notice has been made, be forfeited by a resolution of the directors and the forfeiture shall include all dividends or other moneys payable in respect of the forfeited Shares and not paid before the forfeiture.

Sale of forfeited Shares

53.    Subject to the provisions of the Act, a forfeited Share may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the directors determine but shall be offered first to the person who was before the forfeiture the holder; second (to the extent such Shares have not been taken up by such person) to the holders at that time pro rata to their holding of such Shares in the Company; and third (to the extent such Shares have not already been taken up) to any other person, and at any time before sale, re-allotment or other disposition, the forfeiture may be cancelled on such terms as the directors think fit. Where for the purposes of its disposal a forfeited Share is to be transferred to any person the directors may authorise some person to execute an instrument of transfer of the Share to that person.

Liability following forfeiture

54.    A person any of whose Shares have been forfeited shall cease to be a member in respect of them and shall surrender to the Company for cancellation the certificate for the Shares forfeited but shall remain liable to the Company for all moneys which at the date of forfeiture were presently payable by him to the Company in respect of those Shares with interest at the rate at which interest was payable on those moneys before the forfeiture or, if no interest was so payable, at the rate determined by the directors (not in excess of 5 per cent. per annum) from the date of forfeiture until payment but a resolution of the directors may waive payment wholly or in part or enforce payment without any allowance for the value of the Shares at the time of forfeiture or for any consideration received on their disposal.

Evidence of forfeiture or surrender

55.    A statutory declaration by a director or the secretary that a Share has been forfeited on a specified date shall be conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the Share and the declaration shall (subject to the execution of an instrument of transfer if necessary) constitute a good title to the Share and the person to whom the Share is disposed of shall not be bound to see to the application of the consideration, if any, nor shall his title to the Share be affected by any irregularity in or invalidity of the proceedings in reference to the forfeiture or disposal of the Share.

Transfer of Shares—General

56.    The directors shall not register the transfer of any Share or any Interest in any Share unless the transfer:

(a)
is permitted by Article 60 (Permitted Transfers);

(b)
is made in accordance with Articles 62 to 67 (Compulsory Transfers), or Articles 68 to 76 (pre-emption) or Articles 88 to 92 (Change of Control and Drag Along Option), or Articles 93 to 95 (Share-for-Share Exchange);

(c)
is a transfer of ESOT Preference Shares;

(d)
is a transfer of E Ordinary Shares made in accordance with Article 82 (Mandatory Transfer of E Ordinary Shares); or

(e)
is a transfer of C Shares made in accordance with Article 83 (Mandatory Transfer of C Shares).

57.    For the purpose of ensuring that a transfer of Shares is in accordance with these Articles or ascertaining whether circumstances have arisen whereby a member may be bound to give or be deemed to have given a Transfer Notice the directors may from time to time require any member or any person named as transferee in any transfer lodged for registration to furnish to the directors such information and evidence as they deem relevant for such purpose.

58.    Failing such information or evidence being furnished to their reasonable satisfaction within a reasonable time after request under Article 57 the directors may in their absolute discretion refuse to sanction the registration of the transfer in question or (where no transfer is in question) require by notice in writing to the member(s) concerned that a Transfer Notice be given in respect of the Shares concerned. If such information or evidence requested under Article 57 discloses to the satisfaction of the directors in their absolute discretion (but acting reasonably) that circumstances have arisen whereby a member may be bound to give or be deemed to have given a Transfer Notice the directors may in their absolute discretion by notice in writing to the member(s) concerned require that a Transfer Notice be given in respect of the Shares concerned.

59.    An obligation to transfer a Share under these Articles shall be deemed to be an obligation to transfer the entire legal and beneficial interest in such Share free from any lien, charge or other encumbrance.

Permitted Transfers

60.    Subject to Articles 62 to 66 and 74 to 81, any Shares may be transferred in accordance with the following paragraphs:

(a)
Shares may be transferred pursuant to a member's acceptance of an Approved Take-over Offer;

(b)
an individual may with Majority Director Consent transfer any of his Shares to a Connected Person or the trustees of his Family Trust;

(c)
the trustees of a Family Trust may on any change of trustees, transfer any Share held by them in that capacity to the new trustees of that Family Trust but may not otherwise transfer Shares or any Interest in Shares;

(d)
the trustees of a Family Trust may, with Majority Director Consent, also transfer any of the Shares held by them in that capacity to a person who has an immediate beneficial interest under the Family Trust or to the settlor but may not otherwise transfer Shares or any Interest in Shares;

(e)
Shares may be transferred by a Corporate Member to a person who is to hold such Shares as his nominee but any transfer by such nominee shall be subject to the same restrictions as though it was a transfer by the original Corporate Member itself;

(f)
Shares may be transferred by a nominee to the beneficial owner of such Shares or to another nominee of the same beneficial owner;

(g)
Shares may be transferred by a Corporate Member to another member of its wholly-owned group;

(h)
Shares held by or on behalf of a fund managed professionally for investment purposes or any person managing, or advising in respect of the investments of, such a fund may be transferred to:

(i)
any persons managing, or advising in respect of, the investment of such funds or within the same wholly owned Group as any person managing, or advising in respect of, the investment of such funds or to a nominee or trustee for such persons;

(ii)
a nominee or trustee for such fund (or such fund itself where the transferor is its manager or investment adviser) and any Shares held by a nominee or trustee for a fund may be transferred to that fund or to another nominee or trustee for such fund; or

(iii)
another fund which is controlled, managed or advised by the same manager or adviser or by another member of the same wholly-owned group as such manager or adviser or to a nominee or trustee for such a fund; and

(iv)
to any Co-investing Party of such holder;

(i)
any person may transfer Shares with Special Investor Majority Consent and such consent may be given subject to conditions or restrictions including a requirement that the transferee be deemed to be a Connected Entity of the transferor (or any other person) or a requirement that the pre-emption provisions in Article 68 shall apply to the transfer;

(j)
any member who is a trustee of an employee share ownership trust (being a trust established in accordance with the provisions of Schedule 12 of the Irish Taxes Consolidation Act 1997 (as amended)) may transfer any shares held by it to (a) a trustee of an approved profit sharing scheme established in accordance with the provisions of Schedule 11 of the Irish Taxes Consolidation Act 1997 (as amended) being a trust having the same beneficiaries or class of beneficiaries or potential beneficiaries as the employee share ownership trust concerned, (b) to any corporate nominee of the said employee share ownership trust or approved profit sharing scheme being a corporate nominee established by the Company or by the trustee concerned in consultation with the Company; and (c) the trustee of such approved profit sharing scheme may also transfer any Shares it has to any such nominee of the beneficiaries of the approved profit sharing scheme; and

(k)
any member to whom shares have been transferred by any person pursuant to this Article 60(b) to (j) may transfer all or any Shares back to the original transferor or to any other person to whom the original transferor, if it still held such Shares, would have been able to transfer them under this Article 60.

61.    Any holder being a Connected Person of any individual member or a director or employee of the Company or any subsidiary of the Company shall be deemed to have irrevocably appointed the relevant individual member, director or employee as his proxy in respect of such Shares and no instrument of appointment shall be necessary to be deposited with the Company.

Transfer upon Cessation of Family Trust

62.    If any Family Trust whose trustees hold Shares in the Company ceases to be a Family Trust, the trustees shall without delay notify the Company that such event has occurred and, if the directors (acting with Majority Director Consent), so direct, shall immediately give a Transfer Notice in respect of those Shares and, if the trustees fail to give a Transfer Notice, they shall be deemed to have served the Company with a Transfer Notice in respect of those Shares.

Change of Relationship with Transferor

63.    In the event that any person to whom Shares are transferred pursuant to Articles 60(b) to 60(h) or 60(k) ceases to be within the required relationship to the original holder of such Shares the holder of such Shares shall transfer such Shares back to the member who originally held them or to any other person falling within the required relationship to the original member and the directors shall (unless all directors agree otherwise) by written notice served on such holder at any time require the holder of such Shares to transfer them back to the original member or to any person falling within the required relationship to the original member on the same terms as they were originally transferred. If the holder of such Shares fails to transfer the Shares pursuant to this Article 63 that holder shall be deemed to have served the Company with a Transfer Notice in respect of all of the Shares then held by it.

64.    In the event that any member which is a Corporate Member holding Shares transferred to it pursuant to Article 60(g):

(a)
passes a resolution to commence a liquidation or winding up or has a winding up petition presented which is not discharged or contested in good faith within 30 days or has a receiver or administrator appointed to it (or any analogous proceedings in any jurisdiction); or

(b)
ceases or passes a resolution resolving to cease to carry on the business of arranging or managing or advising in respect of corporate investments;

the directors shall (unless all directors agree otherwise), by written notice served on such holder within 14 days of becoming aware of the matters referred to above, require the holder of such Shares to transfer them to the member who originally held such Shares or to any other person to whom such original member could transfer such Shares pursuant to Article 60. If the holder of such Shares fails to transfer the Shares where so required that holder shall be deemed to have served a Transfer Notice in respect of all of the Shares then held by it.

65.    In the event that a holder of E Ordinary Shares or C Shares which acquired such shares in its capacity as a Connected Entity of an Employee, whether on the exercise of any option or conversion right or other right granted to an Employee, or to such holder by virtue of its being such a Connected Entity, or otherwise (as determined by the directors, acting reasonably), ceases to be a Connected Entity of the relevant Employee the holder of such Shares shall transfer such Shares to the relevant Employee or to a Connected Entity of such Employee and the directors shall (unless all the directors agree otherwise) by written notice served upon such holder at any time require the holder of such shares to transfer them to the Employee or a Connected Entity of such Employee. If the holder of such share fails to transfer such shares pursuant to this Article 65 a Transfer Notice shall be deemed to have been given in respect of such shares pursuant to Article 82 in circumstances where the Employee is deemed to have become (unless all the directors, acting with Special Investor Majority Consent, agree otherwise) a Departing Employee for a Bad Leaver Reason, as defined in Article 82(b).

66.    If a member, or other person entitled to a Share by transmission, at any time attempts or purports to transfer a Share otherwise than in accordance with these Articles he shall be deemed immediately before the attempt to have served the Company with a Transfer Notice in respect of the Share.

Specified Price for forced transfers

67.    If a Transfer Notice is given, (or is deemed to have been served on the Company in circumstances where a transfer of Shares is required (whether under these Articles or otherwise)) the provisions of Article 68 shall apply to the relevant Shares. The price per Share at which such Shares are offered (the Specified Price) shall be the Fair Price (other than for E Ordinary Shares and C Shares where the price per Share shall be determined in accordance with Articles 82 and 83 respectively) as at the date on which the Transfer Notice is either actually given or deemed to have been received by the Company and the directors shall give due notice to the deemed transferor and to the other members as soon as the Specified Price is ascertained. A Transfer Notice (if not actually given) shall be deemed to have been received by the Company on the date on which the directors having received actual notice of the relevant event, require the giving of the Transfer Notice or resolve that the Transfer Notice shall be deemed to have been served, as the case may be.

Pro rata offers to existing Shareholders

68.    Other than in the case of a transfer of Shares under Article 60, to which this Article 68 shall not apply (unless, on a transfer under Article 60(i), consent is given to the transfer on the basis that this Article 68 shall apply) and except as otherwise provided in these Articles, no member (or any person entitled to Shares in the Company by transmission) shall be entitled to transfer any Shares (other than ESOT Preference Shares, which shall not be subject to this Article) without first offering them for transfer to the holders of the Voting Ordinary Shares in accordance with this Article:

(a)
the Offer may only be in respect of all of the Shares held by the proposing transferor and shall be made by the proposing transferor by Transfer Notice to the Company; and

Transfer Notice to appoint directors as agent for transferor

(b)
the Transfer Notice shall specify the Shares offered (the Offered Shares) and the Specified Price. The Transfer Notice shall constitute the directors as the agent of the proposing transferor for the sale of the Offered Shares to the holders of Voting Ordinary Shares at the Specified Price. The Transfer Notice may contain a provision that, unless all the Offered Shares are sold under this article, none shall be sold. The Transfer Notice may not be revoked unless the directors otherwise decide.

Company to have right to purchase Offered Shares

69.    Upon receiving a Transfer Notice, the directors shall, as soon as practicable, give notice to all the holders of Voting Ordinary Shares (other than the proposing transferor) stating the number and description of the Offered Shares and the Specified Price. The notice shall invite each of the holders of Voting Ordinary Shares to state in writing to the Company within 42 days whether he is willing to purchase any, and if so what maximum number, of the Offered Shares. The directors shall at the same time give a copy of the notice to the proposing transferor.

Allocation of Offered Shares

70.    On the expiration of the 42 day period the directors shall allocate the Offered Shares to or amongst those persons who expressed a willingness to purchase Offered Shares (the Purchasers and each a Purchaser) and such allocation shall (in the case of competition) be made pro rata to the nominal amount of Voting Ordinary Shares held by the Purchasers but no allocation shall exceed the maximum number of Offered Shares which a Purchaser shall have expressed a willingness to purchase.

Purchasers bound to purchase and transferor bound to transfer on 7 days notice of allocation

71.    On the allocation being made, the directors shall give written details of the allocation to the proposing transferor and each Purchaser and, on the seventh day after such details are given, the Purchasers to whom the allocation has been made shall be bound to pay the purchase price for, and to accept a transfer of, the Offered Shares allocated to them respectively and the proposing transferor shall be bound, on payment of the purchase price, to transfer the Offered Shares to the respective Purchasers to whom the allocation has been made.

Company can complete transfer

72.    If after becoming bound to transfer any Offered Shares the proposing transferor fails to do so, the Company may receive the purchase price and the directors shall appoint a person to execute an instrument of transfer of those Offered Shares in favour of the Purchasers to whom the allocation has been made and shall cause the names of the Purchaser to be entered in the register of members of the Company as the holders of the Offered Shares and shall hold the purchase price in trust for the proposing transferor. The receipt of the Company shall be a good discharge to the Purchaser and, after his name has been entered in the register of members of the Company under this provision, the validity of the transactions shall not be questioned by any person.

Transferor may transfer to third party where no Purchaser

73.    If, following the expiry of the 42 day period referred to in Article 69 any of the Offered Shares have not been allocated under Article 70, the proposing transferor may (subject to the provisions of Articles 139 and, if before 2 November 2006, having first obtained Special Investor Majority Consent, whether under Article 60(i) or this Article 73), at any time within a period of 90 days after the expiry of the 42 day period, transfer (on terms which are materially no more favourable to the transferee than those offered to holders under Article 69) the Offered Shares not allocated to any person (in the case of any transfer taking place prior to 2 November 2006, the identity of whom has first been approved by Special Investor Majority Consent, whether under Article 60(i) or this Article 73) at any price (being not less than the Specified Price).

Form and execution of transfer of Share

74.    The instrument of transfer of a Share may be in any usual form or in any other form which the directors may approve and shall be executed by or on behalf of the transferor and, unless the Share is fully paid, by or on behalf of the transferee.

75.    The directors shall (unless the transferee or allottee is already a party to the Shareholders' Agreement or the transfer is pursuant to an Approved Offer) in any event refuse to register an allottee or transferee of, or person entitled by transmission to, Shares unless such person has executed (in a form satisfactory to the directors) an undertaking whereby such allottee or transferee undertakes to adhere to and be bound by the provisions of the Shareholders' Agreement.

76.    The directors may refuse to register a transfer of any Share without giving any reason, whether or not the said Share is fully paid or a Share on which the Company has a lien.

Notice of refusal to register

77.    If the directors refuse to register a transfer of a Share, they shall within two months after the date on which the transfer was lodged with the Company send to the transferee notice of the refusal.

Suspension of registration

78.    The registration of transfers of Shares or of transfers of any class of Shares may be suspended at such times and for such periods (not exceeding thirty days in any year) as the directors may determine.

No fee payable on registration

79.    No fee shall be charged for the registration of any instrument of transfer or other document relating to or affecting the title to any Share.

Retention of transfers

80.    The Company shall be entitled to retain any instrument of transfer which is registered, but any instrument of transfer which the directors refuse to register shall be returned to the person lodging it when notice of the refusal is given.

Transfer upon entry into register

81.    A person executing an instrument of transfer of a Share is deemed to remain the holder of that Share until the name of the transferee is entered into the register of members of the Company in respect of it.

Mandatory Transfer of E Ordinary Shares

Transfer of E Ordinary Shares

82.    For the purposes of this Article 82:

(a)
Good Leaver Reason shall mean any of the following reasons:

(i)
the death of the Departing Employee;

(ii)
the ill health or permanent disability of the Departing Employee rendering him incapable of continued full employment in his current position (or a comparable position at the location he is employed or otherwise provides his services at the Cessation Date) with the Company or the relevant member of the Group at the time;

(iii)
the Departing Employee being made redundant by any member of the Group as such term is defined in the law of the jurisdiction whose law governs his contract of employment;

(iv)
the sale or disposal by any member of the Group which is the employer of the Departing Employee if in circumstances where the Departing Employee has not been offered materially equivalent employment in another member of the Group;

(v)
the actual retirement of the Departing Employee on or after reaching 60 years of age; or

(vi)
the service contract (or other arrangement pursuant to which his services are provided to the Company or another member of the Group) of the Departing Employee being terminated by the Company or the relevant member of the Group for any reason other than one of the preceding reasons, for a Bad Leaver Reason, or by the expiry of any fixed term.

(b)
Bad Leaver Reason shall mean any of the following reasons:

(i)
voluntary resignation by that Departing Employee other than in circumstances constituting constructive dismissal under Irish or English Law (or the equivalent legal concept in the law of the jurisdiction whose law governs his contract of employment);

  (ii)
  summary dismissal of the Departing Employee, being where the employment of the Departing Employee or the contract or arrangement under which his services are provided is terminated summarily or for cause by the Company in accordance with the terms of the contract under which the employment or such services are provided or for any reason which would entitle the Company to terminate summarily the employment or terminate such contract or arrangement; and

  (iii)
  any reason or circumstance other than a Good Leaver Reason.

(c)
Where any member of a Departing Employee Group holds E Ordinary Shares in the Company, the Board, acting with the Majority Director Consent, shall be entitled, by written notice served on the Departing Employee (on his own behalf and on behalf of each member of the Departing Employee Group), to require each (or any) member of the Departing Employee Group who holds such Shares to transfer such Shares by immediately giving a Transfer Notice in respect of those Shares to the Company. If any member of the Departing Employee Group fails to give a Transfer Notice where so required pursuant to this Article 82(c), that member of the Departing Employee Group shall be deemed to have served the Company with a Transfer Notice in respect of all the E Ordinary Shares then held by him. The written notice of the requirement to transfer must be served by the Board on the Departing Employee, in the case of E Ordinary Shares which have been redesignated as such from C Shares, within 6 months after 31 January 2010 and in the case of any other E Ordinary Shares within 6 months of the Cessation Date;

(d)
Where a Transfer Notice is given (or is deemed to have been served on the Company) by a member of a Departing Employee Group, the Transfer Notice shall specify (or be deemed to specify) as the E Ordinary Shares offered by such member being all the E Ordinary Shares that member holds at the effective date of the transfer notice and/or (if any) is then entitled to acquire (the Compulsory Offered Shares) and the Specified Price per Share at which such Compulsory Offered Shares are offered shall be the price determined in accordance with Articles 82(e) or 82(f), as appropriate, below (the Compulsory Specified Price). Such Transfer Notice (if not actually given) shall be deemed to have been received by the Company on the date on which the directors require the giving of the Transfer Notice or resolve that the Transfer Notice shall be deemed to have been served, as the case may be. Subject as provided in this Article 82, the provisions of Articles 68-72 shall apply to the Compulsory Offered Shares in the same way as they apply to Offered Shares mutatis mutandis and, in particular, the Transfer Notice shall constitute the directors as the agent of the member of the Departing Employee Group by whom the Transfer Notice is given (or is deemed to have been given) for the sale of the Compulsory Offered Shares at the Compulsory Specified Price as provided in Articles 68-72 and this Article 82;

(e)
Where the service contract of the Departing Employee (or other arrangement pursuant to which his services are provided to the Company) is terminated by the Company for a reason constituting a Good Leaver Reason, the Compulsory Specified Price shall be the Fair Price determined as at the Cessation Date;

(f)
Where the service contract of the Departing Employee (or other arrangement pursuant to which his services are provided to the Company or another member of the Group) is terminated by the Company (or such member of the Group) for a reason constituting a Bad Leaver Reason, the Compulsory Specified Price shall be the lower of:

(i)
Fair Price determined as at the Cessation Date; and

(ii)
the price or the value of the other consideration (as determined by the Board) at which such Shares were originally issued to or otherwise acquired by the Departing Employee and/or the Departing Employee Group whether pursuant to an Approved Employee Scheme or otherwise.

(g)
The Directors shall be entitled, acting with Majority Director Consent and Special Investor Majority Consent, within the 42 day period allowed for the holders of Voting Ordinary Shares to elect to acquire the Compulsory Specified Shares in accordance with Article 69, to nominate that all or any of the Compulsory Specified Shares which are the subject of the Transfer Notice shall be transferred to one or more Designated Employees, to the trustees of any employee share ownership trust established by the Company or any member of the Group or to any nominee of or beneficiary under any other Approved Employee Plan of the Company (or of any member of the Group) or, subject to compliance with all applicable laws, to the Company itself, in each case at the Compulsory Specified Price.

(h)
On expiry of the 42 day period allowed for the holders of Voting Ordinary Shares to elect to acquire the Compulsory Specified Shares in accordance with Article 69 the directors shall allocate the Compulsory Offered Shares

(i)
firstly to or amongst those persons nominated by the directors pursuant to article 82(g): and

(ii)
secondly, to the extent that not all of the Compulsory Specified Shares have been so allocated, to those persons who have expressed a willingness to purchase Compulsory Offered Shares in accordance with Article 69 (the Proposed Purchasers and each a Proposed Purchaser) and such allocation shall (in the case of competition) be made pro rata to the nominal amount of Voting Ordinary Shares held by each Proposed Purchaser but no allocation shall exceed the maximum number of Proposed Offered Shares which a Proposed Purchaser shall have expressed a willingness to purchase.

(i)
Notwithstanding the provisions of this Article 82, the Board may in its absolute discretion, but acting with Majority Director Consent and Special Majority Investor Consent decide that a Departing Employee who would otherwise fall within the category of a Bad Leaver Reason be designated and treated for all purposes connected with these Articles as if the person were a Good Leaver Reason.

Mandatory Transfer of C Shares

Transfer of C Shares

83.    (a) Where any member of a Departing Employee Group holds C Shares in the Company, the Board, acting with Majority Director Consent, shall be entitled, by written notice served on the Departing Employee (on his own behalf and on behalf of each member of the Departing Employee Group), in the case of a Departing Employee whose service contract (or other arrangement pursuant to which his services are provided to the Company or another member of the Group) is terminated by the Company (or such member of the Group) for a reason constituting a Bad Leaver Reason (as defined in Article 82), not later than six months after the Cessation Date, and in the case of a Departing Employee whose service contract (or other arrangement pursuant to which his services are provided to the Company or another member of the Group) is terminated (or such member of the Group) for a reason constituting a Good Leaver Reason (as defined in Article 82), within six months after the 31 January 2010, to require each (or any) member of the Departing Employee Group who holds such Shares to transfer such Shares by immediately giving a Transfer Notice in respect of those Shares to the Company. If any member of the Departing Employee Group fails to give a Transfer Notice where so required pursuant to this Article 83, that member of the Departing Employee Group shall be deemed to have served the Company with a Transfer Notice in respect of all the C Shares then held by him.

(b)
Where a Transfer Notice is given (or is deemed to have been served on the Company), by a member of a Departing Employee Group, the Transfer Notice shall specify (or be deemed to specify) as the C Shares offered by such member all the C Shares that member holds at the effective date of the Transfer Notice and/or (if any) is then entitled to acquire (the Compulsory Offered C Shares) and the Specified Price per Share at which such Compulsory Offered C Shares are offered shall be the price determined in accordance with Article 83(c), below (the C Share Compulsory Specified Price). Such Transfer Notice (if not actually given) shall be deemed to have been received by the Company on the date on which the directors require the giving of the Transfer Notice or resolve that the Transfer Notice shall be deemed to have been served, as the case may be. Subject as provided in this Article 83, the provisions of Articles 68-72 shall apply to the Compulsory Offered C Shares in the same way as they apply to Offered Shares mutatis mutandis and, in particular, the Transfer Notice shall constitute the directors as the agent of the member of the Departing Employee Group by whom the Transfer Notice is given (or is deemed to have been given) for the sale of the Compulsory Offered C Shares at the C Share Compulsory Specified Price as provided in Articles 68-72 and this Article 83;

(c)
The C Share Compulsory Specified Price payable in respect of each C Share any member of the Departing Employee Group holds shall be the Fair Price determined as at the Cessation Date.

(d)
The Directors shall be entitled, acting with Majority Director Consent Approval, within the 42 day period allowed for the holders of Voting Ordinary Shares to elect to acquire the Compulsory Offered C Shares in accordance with Article 69, to nominate that all or any of the Compulsory Offered C Shares which are the subject of the Transfer Notice shall be transferred to one or more Designated Employees, to the trustees of any employee share ownership trust established by the Company or any member of its Group or to any other Approved Employee Plan of the Company (or any member of its Group) or, subject to compliance with all applicable laws, to the Company itself, in each case at the C Share Compulsory Specified price;

(e)
On expiry of the 42 day period allowed for the holders of Voting Ordinary Shares to elect to acquire the Compulsory Offered C Shares in accordance with Article 69 the directors shall allocate the Compulsory Offered C Shares.

(i)
firstly to or amongst those persons nominated by the directors pursuant to Article 83(d); and

(ii)
secondly, to the extent that not all of the Compulsory Offered C Shares have been allocated, to those persons who have expressed a willingness to purchase Compulsory Offered C Shares in accordance with Article 69 (the Compulsory Purchasers and each a Compulsory Purchaser) and such allocation shall (in the case of competition) be made pro rata to the nominal amount of Voting Ordinary Shares held by each Compulsory Purchaser but no allocation shall exceed the maximum number of Compulsory Offered C Shares which a Compulsory Purchaser shall have expressed a willingness to purchase.

Transmission of Shares

Transmission

84.    If a member dies the survivor or survivors where he was a joint holder, and his personal representatives where he was a sole holder or the only survivor of joint holders, shall be the only persons recognised by the Company as having any title to his interest; but nothing herein contained shall release the estate of a deceased member from any liability in respect of any Share which had been jointly held by him.

Elections permitted

85.    A person becoming entitled to a Share in consequence of the death or bankruptcy of a member may, upon such evidence being produced as the directors may properly require, elect either to become the holder of the Share or to have some person nominated by him registered as the transferee and to itself adhere or to procure that the nominated transferee adheres to the Shareholders' Agreement. If he elects to become the holder he shall give notice to the Company to that effect. If he elects to have another person registered he shall execute an instrument of transfer of the Share to that person. All the Articles relating to the transfer of Shares shall apply to the notice or instrument of transfer as if it were an instrument of transfer executed by the member and the death or bankruptcy of the member had not occurred.

Rights of persons entitled by transmission

86.    A person becoming entitled to a Share in consequence of the death or bankruptcy of a member shall have the rights to which he would be entitled if he were the holder of the Share, except that he shall not, before becoming a member, be entitled in respect of it to attend or vote at any meeting of the Company or at any separate meeting of the holders of any class of Shares in the Company.

Change of Control and Drag Along Option

Interpretation

87.    For the purposes of Articles 88 to 92 Controlling Interest in relation to a person means the ownership of Shares carrying the right exercisable by such person to more than 50 per cent. of the Voting Rights. Articles 87 to 92 shall not apply to a share-for-share exchange, as contemplated by Articles 93 and 94.

No change or increase in control unless Approved Take-over Offer

88.    Notwithstanding the provisions on the transfer of Shares in these Articles no transfer of Shares which would result, if made and registered, in a person other than an Investor, together with any Connected Entity and/or any persons acting in concert with such person, obtaining a Controlling Interest, shall be made or registered unless:

pursuant to an offer which would have been an Approved Take-over Offer (save that Majority Holder approval is not required under this Article); or

pursuant to any agreement, takeover offer or scheme of arrangement whereby each of the holders of shares in the Company transfers (or is required to transfer) all of the shares in the Company held by him to Newco in circumstances where the conditions set out in Article 94 are satisfied, the consideration for which is the issue to him of shares in Newco, or as a result of which all of the shares in the Company held by him are cancelled in exchange for the issue to him of shares in Newco.

No transfer restrictions on Approved Take-over Offer

89.    Any transfer of Shares pursuant to Article 93 or pursuant to an Approved Take-over Offer shall not be subject to the restrictions on transfer contained in these Articles.

Drag along (Shares)

90.    If any holder of Shares (or of options or other rights to subscribe for or securities convertible into Shares) does not accept an Approved Take-over Offer in accordance with its terms (a Dissenting Holder) and the Majority Holders accept the Approved Take-over Offer, such non-acceptance shall constitute an irrevocable authority to the directors if required to do so by the Majority Holders to execute on behalf of, and as agent and/or attorney of, such Dissenting Holder any form of acceptance of the Approved Take-over Offer and/or a transfer of any Shares (including any Shares arising on the exercise of any rights to subscribe Shares or the conversion of any securities convertible into Shares) the subject of the Approved Take-over Offer (or of any option or rights to subscribe for and/or securities convertible into such Shares), in existence at the date of such Offer held by such Dissenting Holder in favour of the Offeror (or as he may nominate) and/or (where all or part of the consideration is the issue of Shares or other securities of any body corporate) such subscription documents necessary for allotment of such Shares or other securities in exchange therefor, and the consideration for such transfer (at the offer price for such Shares under the Approved Take-over Offer) including documents evidencing entitlement to Shares or other securities may be received by the Company on behalf of any such Dissenting Holder.

Share transfer mechanism

91.    Upon the Company receiving such consideration and transfer (duly stamped, if appropriate) as set out in Article 90 the Offeror or purchaser or its nominee shall be entered in the relevant register of the Company as the holder of those Shares or other rights. The certificates in respect of any Shares or other rights so transferred, in the name of the Dissenting Holder, shall be deemed to be cancelled and a new certificate shall be issued in the name of the Offeror or purchaser or its nominee. The receipt of the Company for the consideration shall be a good discharge to the Offeror or purchaser who shall not be bound to see to the application of it, and after such registration in exercise of the above powers the validity of the proceedings shall not be questioned by any person. The Company shall hold the said consideration on behalf of any such Dissenting Holders in a separate bank account on trust for the relevant Dissenting Holders pending delivery up of the cancelled certificate(s).

Disclosure of information to third party

92.    The directors may disclose any information relating to the Company to a third party which is considering making an Approved Take-over Offer or its representatives or advisers subject to obtaining an appropriate commitment as to confidentiality and satisfying themselves as to the bona fide intentions and standing of the third party concerned.

Share-for-Share Exchange

93.    Notwithstanding any other provision in these Articles, in the event of any proposed transfer of Shares to any body corporate (Newco), pursuant to an offer or other arrangement made or to be made by or with Newco to acquire shares in the Company in exchange for shares in the capital of Newco, on completion of which Newco would become the holding company of the Company (a share-for-share exchange) provided that the conditions set out in Article 94 are satisfied, upon Newco receiving acceptances of its offer by the Majority Holders, each holder of Shares in the Company (including, without limitation each holder of C Shares, E Ordinary Shares, Ordinary Shares, Preference Shares and Non Voting Deferred Shares, which then has not accepted the offer (a Non-Accepting Holder) shall be deemed to have authorised the Company as his attorney to accept the offer on his behalf and at and subject to completion of such offer in accordance with its terms to execute a transfer of that Non-Accepting Holder's Shares to Newco and to accept the allotment of shares in the Newco and on completion of the transfer (duly stamped, if appropriate):

(a)
Newco shall register such Non-Accepting Holder as the holder of the relevant shares in the capital of Newco;

(b)
Newco and/or its nominee shall be entered in the relevant register of the Company as the sole holder of the Shares; and

(c)
the certificates in respect of Shares or other rights so transferred, in the name of the Non-accepting Member, shall be deemed to be cancelled and a new certificate shall be issued in the name of Newco and/or its nominee.

94.    The conditions referred to in Article 93 are that:

(a)
Newco shall be a private limited company incorporated in Ireland;

(b)
Newco's articles shall be in the form of these Articles, immediately prior to completion of the share-for-share exchange, subject to any differences to reflect Newco's name and/or the requirements of Irish law;

(c)
Newco shall enter into a shareholders' agreement with the Investors which shall be in the form of the Shareholders' Agreement, immediately prior to completion of the share-for-share exchange, subject to any differences as required by Irish law;

(d)
Newco shall enter into a registration rights agreement with the Investors which shall be in the form of the Registration Rights Agreement, immediately prior to completion of the share-for-share exchange, subject to any differences as required by Irish law;

(e)
Newco shall be required to offer to exchange (i) all Shares of each class, and (ii) all existing rights or options to new Shares, for (i) shares in the capital of Newco and (ii) equivalent rights over shares in the capital of Newco of the same class having the same rights credited as fully paid on such terms as to result upon full implementation of the offer in all of the holders of each class of Shares and rights to new Shares holding shares of or rights over the same class in the capital of Newco in the same proportions relative to each other and to the entire fully diluted issued share capital of Newco as they held Shares or rights to new Shares immediately prior to the completion of the share-for-exchange.

95.    A share-for-share exchange, as contemplated by Articles 93 and 94, shall not constitute a Liquidity Event or the acquisition of a Controlling Interest for the purposes of these Articles.

Alteration of Share capital

Alterations by Ordinary Resolution

96.    Subject to Article 139, the Company may by ordinary resolution:

(a)
increase its share capital by new Shares of such amount as the resolution prescribes;

(b)
consolidate and divide all or any of its share capital into Shares of larger amount than its existing Shares;

(c)
subject to the provisions of the Act, sub-divide its Shares, or any of them, into Shares of smaller amount; and

(d)
cancel Shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of its Share capital by the amount of the Shares so cancelled.

Fractions arising

97.    Whenever as a result of a consolidation of Shares any member would become entitled to fractions of a Share, the directors may, on behalf of those members, sell the Shares representing the fractions for the best price reasonably obtainable to any person (including, subject to the provisions of the Act, the Company) and distribute the net proceeds of sale in due proportion among those members, and the directors may authorise some person to execute an instrument of transfer of the Shares to, or in accordance with the directions of, the purchaser. The transferee shall not be bound to see to the application of the purchase money nor shall his title to the Shares be affected by any irregularity in or invalidity of the proceedings in reference to the sale.

Power to reduce capital

98.    Subject to the provisions of the Act and Article 139, the Company may by special resolution reduce its share capital, any capital redemption reserve and any share premium account in any way.

Purchase of own Shares

Power to purchase own Shares

99.    Subject to the provisions of the Act and Article 139 the Company may purchase its own Shares (including any redeemable Shares) and make a payment in respect of the redemption or purchase of its own Shares otherwise than out of distributable profits of the Company or the proceeds of a fresh issue of Shares.

General meetings

Types of general meeting

100.    All general meetings other than annual general meetings shall be called extraordinary general meetings. All general meetings shall be held in the Republic of Ireland and a general meeting shall only be deemed to be held in the Republic of Ireland where each of the members attending that general meeting is present in the Republic of Ireland in person.

Convening general meetings

101.    Special Investor Majority Consent is required to call general meetings save that on the requisition of members pursuant to the provisions of the Act the directors shall forthwith proceed to convene an extraordinary general meeting for a date not later than eight weeks after receipt of the requisition.

102.    A majority vote at a meeting of directors and/or any four directors by notice in writing shall be entitled to put any matter requiring Special Investor Majority Consent to the members for their consideration at any time.

Members to include proxies and representatives

103.    References in Articles 100 to 103 to members shall include their duly appointed proxies and, in the case of corporate members, their duly authorised representatives.

Notice of general meetings

Period of notice

104.    An annual general meeting and an extraordinary general meeting called for the passing of a special resolution shall be called by at least twenty-one clear days' notice. All other extraordinary general meetings shall be called by at least fourteen clear days' notice in writing but a general meeting may be called by shorter notice if it is so agreed by a majority in number of the members having the right to attend and vote at any such meeting being a majority together holding not less than ninety five per cent in nominal value of the shares giving that right.

The notice shall specify the time and place of the meeting (which shall be in the Republic of Ireland) and the general nature of the business to be transacted and, in the case of an annual general meeting, shall specify the meeting as such.

Subject to the provisions of the Articles and to any restrictions imposed on any Shares, the notice shall be given to all the members, to all persons entitled to a Share in consequence of the death or bankruptcy of a member and to the Auditors.

Accidental omission to give notice

105.    The accidental omission to give notice of a meeting to, or the non-receipt of notice of a meeting by, any person entitled to receive notice shall not invalidate the proceedings at that meeting.

Proceedings at general meetings

Quorum

106.    No business shall be transacted at any meeting unless a quorum is present in person in the Republic of Ireland. For the avoidance of doubt, any meeting or purported meeting held outside the Republic of Ireland shall be void. Two persons entitled to vote upon the business to be transacted, each being a member or a proxy for a member or a duly authorised representative of a corporation, shall be a quorum.

If quorum not present

107.    If such a quorum is not present within half an hour from the time appointed for the meeting, or if during a meeting such a quorum ceases to be present, the meeting shall stand adjourned to the same day in the next week at the same time and place or to such time and place in the Republic of Ireland as the directors may determine.

Chairman

108.    The chairman of the Board or in his absence some other director nominated by the directors shall preside as chairman of the meeting, but if neither the chairman nor such other director (if any) be present within fifteen minutes after the time appointed for holding the meeting and willing to act, the directors present shall elect one of their number to be chairman and, if there is only one director present and willing to act, he shall be chairman. In the case of an equality of votes, whether on a show of hands or on a poll, the chairman (or any Deputy Chairman) shall not be entitled to a casting vote.

Directors entitled to speak

109.    A director shall, notwithstanding that he is not a member, be entitled to attend and speak at any general meeting and at any separate meeting of the holders of any class of Shares.

Adjournments chairman's powers

110.    The chairman may, with the consent of a meeting at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place, but no business shall be transacted at an adjourned meeting other than business which might properly have been transacted at the meeting had the adjournment not taken place. When a meeting is adjourned for fourteen days or more, at least seven clear days' notice shall be given specifying the time and place in the Republic of Ireland of the adjourned meeting and the general nature of the business to be transacted. Otherwise it shall not be necessary to give any such notice.

Methods of voting

111.    Subject to Articles 112 and 113 a resolution put to the vote of a meeting shall be decided on a show of hands unless before, or on the declaration of the result of, the show of hands a poll is duly demanded. Subject to the provisions of the Act, a poll may be demanded:

(a)
by the chairman; or

(b)
by at least two members having the right to vote at the meeting; or

(c)
by a member or members representing not less than one-hundredth of the total Voting Rights of all the members having the right to vote at the meeting; or

(d)
by a member or members holding Shares conferring a right to vote at the meeting being Shares on which an aggregate sum has been paid up equal to not less than one-hundredth of the total sum paid up on all the Shares conferring that right;

and a demand by a person as proxy for a member shall be the same as a demand by the member.

Declaration of result

112.    Unless a poll is duly demanded a declaration by the chairman that a resolution has been carried or carried unanimously, or by a particular majority, or lost, or not carried by a particular majority and an entry to that effect in the minutes of the meeting shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against the resolution.

Withdrawal of demand for poll

113.    The demand for a poll may, before the poll is taken, be withdrawn but only with the consent of the chairman and a demand so withdrawn shall not be taken to have invalidated the result of a show of hands declared before the demand was made.

Conduct of a poll

114.    A poll shall be taken as the chairman directs and he may appoint scrutineers (who need not be members) and fix a time and place for declaring the result of the poll. The result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

When poll to be taken

115.    A poll demanded on the election of a chairman or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken either forthwith or at such time and place in the Republic of Ireland as the chairman directs not being more than thirty days after the poll is demanded. The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the poll was demanded. If a poll is demanded before the declaration of the result of a show of hands and the demand is duly withdrawn, the meeting shall continue as if the demand had not been made.

Notice of poll

116.    No notice need be given of a poll not taken forthwith if the time and place in the Republic of Ireland at which it is to be taken are announced at the meeting at which it is demanded. In any other case at least seven clear days' notice shall be given specifying the time and place in the Republic of Ireland at which the poll is to be taken.

Effectiveness of special resolutions

117.    Where for any purpose an ordinary resolution of the Company is required, a special resolution shall also be effective.

Votes of Members

Right to vote

118.    Subject to any rights or restrictions attached to any Shares, on a show of hands every member who (being an individual) is present in person or (being a corporation) is present by a duly authorised representative, not being himself a member entitled to vote, shall have one vote and on a poll every member shall have such number of votes for every Share of which he is the holder as is provided by these Articles.

Votes of joint holders

119.    In the case of joint holders the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders; and seniority shall be determined by the order in which the names of the holders stand in the register of members.

Member under incapacity

120.    A member in respect of whom an order has been made by any court having jurisdiction (whether in the Republic of Ireland, the United Kingdom or elsewhere) in matters concerning mental disorder may vote, whether on a show of hands or on a poll, by his receiver, curator bonis or other person authorised in that behalf appointed by that court, and any such receiver, curator bonis or other person may, on a poll, vote by proxy. Evidence to the satisfaction of the directors of the authority of the person claiming to exercise the right to vote shall be deposited at the office, or at such other place as is specified in accordance with the Articles for the deposit of instruments of proxy, not less than 48 hours before the time appointed for holding the meeting or adjourned meeting at which the right to vote is to be exercised and in default the right to vote shall not be exercisable.

Calls in arrears

121.    No member shall vote at any general meeting or at any separate meeting of the holders of any class of Shares, either in person or by proxy, in respect of any Share held by him unless all moneys presently payable by him in respect of that Share have been paid.

Objection to voting

122.    No objection shall be raised to the qualification of any voter except at the meeting or adjourned meeting at which the vote objected to is tendered, and every vote not disallowed at the meeting shall be valid. Any objection made in due time shall be referred to the chairman whose decision shall be final and conclusive.

Supplementary provisions on voting

123.    On a poll votes may be given either personally or by proxy. A member may appoint more than one proxy to attend on the same occasion.

Appointment of proxy

124.    An instrument appointing a proxy shall be in writing under the hand of the appointing member or his attorney or, if the appointing member is a corporation, either under its common seal or the hand of a duly authorised officer, attorney or other person authorised to sign it.

Form of proxy

125.    Instruments of proxy shall be in any usual form or in any other form which the directors may approve.

Delivery of form of proxy

126.    The instrument appointing a proxy and any authority under which it is executed or a copy of such authority certified notarially or in some other way approved by the directors may:

(a)
be left at or sent by post or facsimile transmission to the office or at such other place as is specified in the notice convening the meeting or in any instrument of proxy sent out by the Company in relation to the meeting before the time for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote; or

(b)
in the case of a poll taken more than 48 hours after it is demanded, be left at or sent by post or facsimile transmission to the office or at such other place as is specified in the notice convening the meeting or in any instrument of proxy sent out by the Company in relation to the meeting after the poll has been demanded and before the time appointed for the taking of the poll; or

(c)
where the poll is not taken forthwith but is taken not more than 48 hours after it was demanded, be delivered at the meeting at which the poll was demanded to the chairman or to the secretary or to any director;

and an instrument of proxy which is not deposited or delivered in a manner so permitted shall be invalid.

Revocation of authority

127.    A vote given or poll demanded by proxy or by the duly authorised representative of a corporation shall be valid notwithstanding the previous determination of the authority of the person voting or demanding a poll unless notice of the determination was received by the Company at the office or at such other place at which the instrument of proxy was duly deposited before the commencement of the meeting or adjourned meeting at which the vote is given or the poll demanded or (in the case of a poll taken otherwise than on the same day as the meeting or adjourned meeting) the time appointed for taking the poll.

Validity of form of proxy

128.    An instrument appointing a proxy shall be deemed to include the right to demand, or join in demanding, a poll. The instrument of proxy shall also be deemed to confer authority to vote on any amendment to a resolution put to the meeting for which it is given as the proxy thinks fit. The instrument of proxy shall, unless it provides to the contrary, be valid for any adjournment of the meeting as well as for the meeting to which it relates. Deposit of an instrument of proxy does not preclude a member from attending and voting at the meeting to which it relates or any adjournment of that meeting.

Number of directors

Number of directors

129.    (a) The number of directors (other than alternate directors) shall be not less than two and, unless otherwise determined by ordinary resolution and with Special Investor Majority Consent, shall not exceed eleven. A sole director may exercise all the powers and discretions expressed by these Articles to be vested in the directors generally.

Appointee Directors

(b)
The Majority Holders may, by notice in writing served on the Company or by any agreement to which the Company is a party, designate any director as the Appointee Director of one or more Shareholders for the purposes of these Articles and/or terminate and/or vary any such designation.

Alternate directors

Power to appoint alternates

130.    A director (other than an alternate director) may appoint:

(a)
any other director (other than an alternate director); or

(b)
any other person (other than an alternate director) approved with Majority Director Consent,

who is willing to act, to be an alternate director and may remove from office an alternate director so appointed by him.

Alternates entitled to receive notice

131.    An alternate director shall be entitled to receive notice of all meetings of directors and of all meetings of committees of directors of which his appointor is a member, to attend and vote at any such meeting at which the director appointing him is not personally present, and generally to perform all the functions of his appointor as a director in his absence but shall not be entitled to receive any remuneration from the Company for his services as an alternate director.

Alternates representing more than one director

132.    A director or any other person may act as alternate director to represent more than one director, and an alternate director shall be entitled at meetings of the directors or any committee of the directors to one vote for every director whom he represents (and who is not present) in addition to his own vote (if any) as a director, but he shall count as only one for the purpose of determining whether a quorum is present.

Expenses and remuneration of alternates

133.    An alternate director may be repaid by the Company such expenses as might properly have been repaid to him if he had been a director but shall not be entitled to receive any remuneration from the Company in respect of his services as an alternate director except such part (if any) of the remuneration otherwise payable to his appointor as such appointor may by notice in writing to the Company from time to time direct. An alternate director shall be entitled to be indemnified by the Company to the same extent as if he were a director.

Termination of appointment

134.    An alternate director shall cease to be an alternate director:

(a)
if his appointor ceases to be a director; or

(b)
if his appointor revokes his appointment pursuant to Article 130; or

(c)
on the happening of any event which, if he were a director, would cause him to vacate his office as director; or

(d)
if he resigns his office by notice to the Company.

Method of appointment and revocation

135.    Any appointment or removal of an alternate director shall be by notice to the Company signed by the director making or revoking the appointment. The notice may be:

(a)
delivered personally to the secretary or to a director other than the director making or revoking the appointment; or

(b)
sent by post in a prepaid envelope addressed to the office or to another address designated by the directors for that purpose or by leaving it at the office or such other address; or

(c)
sent by telex, facsimile or electronic mail to a number designated by the directors for that purpose.

The appointment or removal shall take effect when the notice is deemed delivered in accordance with Article 182 or Article 183 (as the case may be) or on such later date (if any) specified in the notice.

Alternate not an agent of appointor

136.    Save as otherwise provided in the Articles, an alternate director shall be deemed for all purposes to be a director and shall alone be responsible for his own acts and defaults and he shall not be deemed to be the agent of the director appointing him.

Advisers to the Board

Appointment and removal

137.    The Board may from time to time by resolution appoint up to two persons (not being directors) each to be an Adviser to the Board on such terms as it shall in its absolute discretion think fit, and may, at the like discretion, terminate any such appointment. Any person so appointed shall not be nor deemed to be a director of the Company within the meaning of that word as used in the Act, or for the purposes of any other statute or statutory instrument. The expressions directors and the directors in these Articles shall not include an Adviser to the Board.

Powers and rights

138.    Without prejudice to the generality of the foregoing:

(a)
an Adviser to the Board shall not have any powers or be subject to any of the duties of a director save insofar as specific powers or duties may have been vested in, delegated to or imposed upon him by the Board;

(b)
an Adviser to the Board shall have access to the books of the Company and shall be entitled to receive notice of and attend but shall not be entitled to vote at meetings of the Board or of any committee of the Board. An Adviser to the Board attending any such meeting by invitation of the Board shall not be counted in reckoning whether a quorum is present; and

(c)
the appointment of a person to be an Adviser to the Board may be in place of or in addition to his employment by the Company in any other capacity but unless otherwise expressly agreed between him and the Company the appointment as Adviser to the Board shall not affect the terms and conditions of his employment by the Company in any other capacity whether as regards duties, remuneration, pension or otherwise;

(d)
an appointment as Adviser to the Board shall forthwith terminate if the Adviser to the Board:

(i)
resigns by notice in writing;

(ii)
is found or becomes of unsound mind or becomes bankrupt or compounds with his creditors;

(iii)
becomes for the time being prohibited from being concerned or taking part in the management of the Company by reason of any order made under the Act;

(iv)
is removed by a resolution of the Board;

(v)
being an employee of the Company, ceases to be such an employee.

Powers of directors

Business to be managed by board

139.    Subject to the provisions of the Act, the memorandum and the Articles and to any directions given by special resolution, the business of the Company shall be managed by the directors who may exercise all the powers of the Company provided that:

(a)
the matters set out in column B of Appendix A to the Articles shall first require Majority Director Consent;

(b)
the matters set out in column C of Appendix A to the Articles shall first require that 14 days' notice in writing (or in the case of any decision to seek a Flotation or the listing of the shares of any subsidiary of the Company on any investment exchange 28 days' notice in writing) of the proposed matter has first been given to the Appointee Directors and either

(i)
such period has elapsed without any Appointee Director notifying the directors that the matter requires Weighted Director Consent or such period, and the need for consent, has been waived by one Appointee Director of each Shareholder holding not less than 1 per cent of the Voting Rights; or

(ii)
Weighted Director Consent has been given to such matter and either such period has elapsed or such period has been waived by one Appointee Director of each Shareholder holding not less than 1 per cent of the Voting Rights.

(c)
the matters set out in column D of Appendix A to the Articles shall first require Special Investor Majority Consent.

No alteration of the memorandum or Articles and no such direction shall invalidate any prior act of the directors which would have been valid if that alteration had not been made or that direction had not been given. The powers given by this Article shall not be limited by any special power given to the directors by the Articles and a meeting of directors at which a quorum is present may exercise all powers exercisable by the directors.

Exercise by Company of voting rights

140.    Subject to Article 139, the directors may exercise the voting power conferred by the shares in any body corporate held or owned by the Company in such manner in all respects as they think fit (including without limitation the exercise of that power in favour of any resolution appointing its directors or representatives of its members or any of them directors of such body corporate, or voting or providing for the payment of remuneration to the directors of such body corporate).

141.    Subject to the provisions of the Act, the memorandum and the Articles and to any directions given by special resolution, the business of the Company shall be managed by the directors who may exercise all the powers of the Company. No alteration of the memorandum or Articles and no such direction shall invalidate any prior act of the directors which would have been valid if that alteration had not been made or that direction had not been given. The powers given by this Article shall not be limited by any special power given to the directors by the Articles and a meeting of directors at which a quorum is present may exercise all powers exercisable by the directors.

Delegation of directors' powers

Committees of the directors

142.    The directors may with Majority Director Consent and Special Investor Majority Consent delegate any of their powers to any committee consisting of one or more directors. The directors may also delegate to any director holding any executive office such of their powers as the directors consider desirable to be exercised by him. Any such delegation shall, in the absence of express provision to the contrary in the terms of delegation, be deemed to include authority to sub-delegate all or any of the powers delegated to one or more directors (whether or not acting as a committee) or to any employee or agent of the Company. Any such delegation may be made subject to such conditions as the directors may specify, and may be revoked or altered. The directors may co-opt persons other than directors on to any such committee. Such co-opted persons may enjoy voting rights in the committee. The co-opted members shall be less than one-half of the total membership of the committee and a resolution of any committee shall be effective only if a majority of the members present are directors. Subject to any conditions imposed by the directors, the proceedings of a committee with two or more directors shall be governed by these Articles regulating the proceedings of directors so far as they are capable of applying.

Agents

143.    The directors may, by power of attorney or otherwise, appoint any person to be the agent of the Company for such purposes and on such conditions as they determine, including authority for the agent to delegate all or any of his powers.

Offices including the title director

144.    The directors may appoint any person to any office or employment having a designation or title including the word "director" or attach such a designation or title to any existing office or employment with the Company and may terminate any such appointment or the use of any such designation or title. The inclusion of the word "director" in the designation or title of any such office or employment shall not imply that the holder is a director of the Company, and the holder shall not thereby be empowered in any respect to act as, or be deemed to be, a director of the Company for any of the purposes of these Articles.

Appointment and retirement of directors

Appointment and removal of directors by the directors

145.    The directors may by resolution in writing, having first obtained Majority Director Consent, appoint any person who is willing to act to be a director, either to fill a vacancy or in addition to the existing directors, subject to any maximum for the time being in force. Any director so appointed shall hold office until he is removed by the directors acting by resolution in writing, having first obtained Majority Director Consent, or otherwise in accordance with the Act and these Articles.

146.    The Majority Holders may, by notice in writing served on the Company, appoint (or remove) any person or persons who is or are willing to act to be a director, either to fill a vacancy or in addition to the existing directors, subject to any maximum for the time being in force. Any director so appointed shall hold office until removed by the Majority Holders. The Majority Holders may (by agreement in writing, such agreement to be notified to the Company) delegate their powers to appoint and/or remove directors under this Article 146 to any person or class of persons on such terms that the Majority Holders may agree.

Appointment of directors by Shareholders

147.    The members may by ordinary resolution, having first obtained Special Investor Majority Consent, appoint any person or persons who is or are willing to act to be a director, either to fill a vacancy or in addition to the existing directors, subject to any maximum for the time being in force. Any director so appointed shall hold office until he is removed by ordinary resolution having first obtained Special Investor Majority Consent in accordance with the Act and the Articles.

Disqualification of directors

Disqualification as a director

148.    The office of a director shall be vacated if:

(a)
he ceases to be a director by virtue of any provision of the Act or he becomes prohibited by law from being a director; or

(b)
he becomes bankrupt or makes any arrangement or composition with his creditors generally or shall apply to the court for an interim order under section 253 of the Insolvency Act 1986 in connection with a voluntary arrangement under that Act; or

(c)
he is, or may be, suffering from mental disorder and either:

(i)
he is admitted to hospital in pursuance of an application for admission for treatment under the Mental Health Act 1983 or, in Scotland, an application for admission under the Mental Health (Scotland) Act 1984; or

(ii)
an order is made by a court having jurisdiction (whether in the Republic of Ireland or the United Kingdom or elsewhere) in matters concerning mental disorder for his detention or for the appointment of a receiver, curator bonis or other person to exercise powers with respect to his property or affairs; or

(d)
he resigns his office by notice to the Company; or

(e)
other than a director appointed in accordance with Articles 145 or 147, he shall for more than six consecutive months have been absent without permission of the directors from meetings of directors held during that period and the directors resolve that his office be vacated; or

(f)
he is removed in accordance with the Articles; or

(g)
other than a director appointed in accordance with Articles 145 or 147, he is requested to resign in writing by not less than half of the other directors. In calculating the number of directors who are required to make such a request to the director, (i) an alternate director appointed by him acting in his capacity as such shall be excluded; and (ii) a director and any alternate director appointed by him and acting in his capacity as such shall constitute a single director for this purpose, so that the signature of either shall be sufficient.

Remuneration of directors

Remuneration

149.    The directors (other than any director who for the time being holds an executive office or employment with the Company) shall be paid out of the funds of the Company by way of remuneration for their services as directors such fees as the Company may, by ordinary resolution, determine. Any fee payable under this Article shall be distinct from any remuneration or other amounts payable to a director under other provisions of these Articles and shall accrue from day to day.

Directors' expenses

Directors may be paid expenses

150.    The directors may be paid all travelling, hotel, and other expenses properly incurred by them in connection with their attendance at meetings of directors or committees of directors or general meetings or separate meetings of the holders of any class of Shares or of debentures of the Company or otherwise in connection with the discharge of their duties.

Directors' appointments and interests

Appointment to executive office

151.    Subject to the provisions of the Act, the directors may appoint one or more of their number to the office of managing director or to any other executive office under the Company and may enter into an agreement or arrangement with any director for his employment by the Company or for the provision by him of any services outside the scope of the ordinary duties of a director. Any such appointment, agreement or arrangement may be made upon such terms as the directors determine and they may remunerate any such director for his services as they think fit. Any appointment of a director to an executive office shall terminate if he ceases to be a director but without prejudice to any claim to damages for breach of the contract of service between the director and the Company.

Directors may contract with the Company

152.    Subject to the provisions of the Act and provided that he has disclosed to the directors the nature and extent of any material interest of his, a director notwithstanding his office:

(a)
may be a party to, or otherwise interested in, any transaction or arrangement with the Company or in which the Company is otherwise interested;

(b)
may be a director or other officer of, or employed by, or a party to any transaction or arrangement with, or otherwise interested in, any body corporate promoted by the Company or in which the Company is otherwise interested; and

(c)
shall not, by reason of his office, be accountable to the Company for any benefit which he derives from any such office or employment or from any such transaction or arrangement or from any interest in any such body corporate and no such transaction or arrangement shall be liable to be avoided on the ground of any such interest or benefit.

Notification of interests

153.    For the purposes of Article 152:

(a)
a general notice given to the directors that a director is to be regarded as having an interest of the nature and extent specified in the notice in any transaction or arrangement in which a specified person or class or persons is interested shall be deemed to be a disclosure that the director has an interest in any such transaction of the nature and extent so specified; and

(b)
an interest of which a director has no knowledge and of which it is unreasonable to expect him to have knowledge shall not be treated as an interest of his.

Benefits, pensions and insurance

Benefits and pensions

154.    The directors may provide benefits, whether by the payment of gratuities or pensions or by insurance or otherwise, for any director who has held but no longer holds any executive office or employment with the Company or with any body corporate which is or has been a subsidiary of the Company or a predecessor in business of the Company or of any such subsidiary, and for any member of his family (including a spouse and a former spouse) or any person who is or was dependent on him, and may (as well before as after he ceases to hold such office or employment) contribute to any fund and pay premiums for the purchase or provision of any such benefit.

Insurance

155.    Without prejudice to the provisions of Article 154 but subject to the Act, the directors may exercise all the powers of the Company to purchase and maintain insurance for or for the benefit of any person who is or was:

(a)
a director, other officer, employee or auditor of the Company, or any body which is or was the holding company or subsidiary of the Company, or in which the Company (including the ESOT) or such holding company or subsidiary has or had any interest (whether direct or indirect) or with which the Company or such holding company or subsidiary is or was in any way allied or associated;

(b)
a trustee of any pension fund in which employees of the Company or any other body referred to in Article 155(a) is or has been interested; or

(c)
any trustee or corporate nominee referred to in Article 60(j),

including without limitation insurance against any liability incurred by such person in respect of any act or omission in the actual or purported execution or discharge of his duties or in the exercise or purported exercise of his powers or otherwise in relation to his duties, powers or offices in relation to the relevant body or fund.

Directors not liable to account

156.    Without prejudice to the generality of Article 152, no director or former director shall be accountable to the Company or the members for any benefit provided pursuant to Article 154 or 155. The receipt of any such benefit shall not disqualify any person from being or becoming a director of the Company.

Cessation or transfer of undertaking

157.    Pursuant to section 719 of the Act the directors are hereby authorised to make such provision as may seem appropriate for the benefit of any persons employed or formerly employed by the Company or any of its subsidiaries in connection with the cessation or the transfer of the whole or part of the undertaking of the Company or any subsidiary. Any such provision shall be made by a resolution of the board in accordance with section 719.

Proceedings of directors

Convening meetings

158.    Subject to the provisions of these Articles, the directors may regulate their proceedings as they think fit. A director may, and the secretary at the request of such director shall, call a meeting of the directors. All meetings of the Board shall be held in the Republic of Ireland. At least seventy-two hours notice shall be given to each director entitled to vote at any meeting of the directors, except that shorter notice may be given with Majority Director Consent (provided that in no circumstances may less than twenty-four hours notice be given). A director absent or intending to be absent from the Republic of Ireland may request the directors that notices of directors meetings shall during his absence be sent in writing to him at an address given by him to the Company for this purpose, but such notices need not be given any earlier than notices given to directors not so absent and, if no such request is made to the directors, it shall not be necessary to give notice of a directors' meeting to any director who is for the time being absent from the Republic of Ireland. No account is to be taken of directors absent from the Republic of Ireland when considering the adequacy of the period of notice of the meeting. Any director may waive notice of a meeting and any such waiver may be retrospective.

Observer rights

159.    Any observer validly appointed pursuant to the provisions of these Articles shall have the right to receive notice of all meetings of the directors and any committees thereof at the same time as the directors. Subject to such observer first entering into a confidentiality agreement in a form reasonably satisfactory to the directors, such observer shall have the right to attend all such directors' meetings and be given a reasonable opportunity to speak thereat. No observer shall have the right to vote at any directors' meetings or have the authority to bind the Company.

Voting

160.    Subject to Article 139, questions arising at a meeting shall be decided by a majority of votes. In the case of an equality of votes, neither the chairman nor deputy chairman shall have a second or casting vote.

Quorum

161.    The quorum for the transaction of the business of the directors may be fixed by the directors and unless so fixed at any other number shall be six directors physically present in one location in the Republic of Ireland. For the avoidance of doubt, any meeting or purported meeting held outside the Republic of Ireland shall be void. A person who holds office only as an alternate director shall, if his appointor is not present, be counted in the quorum. Any director who ceases to be a director at a directors' meeting may continue to be present and to act as a director and be counted in the quorum until the termination of the directors' meeting if no director objects.

Adjournments where quorum not present

162.    If a quorum is not present at the time for which a directors' meeting was called or ceases to be present thereafter, the meeting (the first meeting) shall be adjourned to a day being no more than five Business Days from the date of the first meeting at the same time and place. The Company shall give notice to each director who did not attend the first meeting requiring him either to attend the adjourned meeting of the directors or to state in writing his views on the matters to be discussed at that meeting. If any director having received such notice fails to attend such adjourned meeting those directors (being at least two) who are present at such adjourned meeting shall constitute a quorum.

Chairman and deputy chairman

163.    The directors may with Special Investor Majority Consent appoint two of their number to be the chairman and deputy chairman of the board of directors and may at any time remove either from those offices. Unless the chairman is unwilling to do so, the director so appointed shall preside at every meeting of directors at which he is present. But if there is no director who is chairman, or if the director who is chairman is unwilling to preside or is not present within five minutes after the time appointed for the meeting, and the deputy chairman is also absent or unwilling to preside, the directors present may appoint one of their number to be chairman of the meeting.

Validity of acts of the board

164.    All acts done by a meeting of directors, or of a committee of directors, or by a person acting as a director shall, notwithstanding that it be afterwards discovered that there was a defect in the appointment of any director or that any of them were disqualified from holding office, or had vacated office, or were not entitled to vote, be as valid as if every such person had been duly appointed and was qualified and had continued to be a director and had been entitled to vote.

Directors' power to vote on contracts in which they are interested

165.    Without prejudice to his obligations of disclosure under the Act and the Articles, provided that he has disclosed to the directors the nature and extent of any material interest of his (and any of his Connected Persons), a director may vote at any meeting of the directors or of a committee of the directors on, and be counted in the quorum present at a meeting in relation to, any resolution concerning a transaction or arrangement with the Company or in which the Company is interested, or concerning any other matter in which the Company is interested, notwithstanding that he is interested in that transaction, arrangement or matter or has in relation to it a duty which conflicts or may conflict with the interests of the Company.

Place of Business

166.    The Company shall have its head office and place of business in the Republic of Ireland at all times at the offices of eircom limited or such other place in the Republic of Ireland as the board may approve

Secretary and Assistant Secretary

Appointment and removal of secretary

167.    Subject to the provisions of the Act, the directors shall appoint the secretary and an assistant secretary for such term, at such remuneration and upon such conditions as they may think fit, provided that the secretary shall at all times be resident in the Republic of Ireland and the assistant secretary shall at all times be resident in England and Wales. The secretary shall carry out all the duties of the secretary save for those which the Act requires to be carried out in England and Wales and those which the secretary reasonably considers it is necessary or desirable to be carried out in England and Wales. The directors may remove any secretary or assistant secretary who has been appointed in accordance with this Article 167 and if at any time the secretary ceases to be resident in the Republic of Ireland he shall be deemed to be removed as secretary with immediate effect.

Minutes

Minutes required to be kept

168.    The directors shall cause minutes to be kept in the Republic of Ireland at the place of business referred to in Article 166 and to be made in books kept for the purpose:

(a)
of all appointments of officers made by the directors; and

(b)
of all proceedings at meetings of the Company, of the holders of any class of Shares, and of the directors, and of committees of directors, including the names of the directors present at each such meeting.

The seal, deeds and certification

Authority required for execution of deed

169.    The seal shall only be used by the authority of a resolution of the directors. The directors may determine who shall sign any instrument executed under the seal. If they do not, it shall be signed by at least one director and the secretary or by at least two directors. Any document may be executed under the seal by impressing the seal by mechanical means or by printing the seal or a facsimile of it on the document or by applying the seal or a facsimile of it by any other means to the document. A document signed, with the authority of a resolution of the directors, by a director and the secretary or by two directors and expressed (in whatever form of words) to be executed by the Company has the same effect as if executed under the seal. For the purpose of the preceding sentence only, "secretary" shall have the same meaning as in the Act and not the meaning given to it by Article 1. The directors may by resolution determine, either generally or in any particular case, that in respect of certificates for shares or debentures or other securities of the Company, the signature of any director or of the secretary or other person authorised by the directors as aforesaid forming part of the sealing process may be applied or effected by non-autographic means, or that such certificates shall bear no signatures, and in favour of any registered holder or other person acquiring any such shares or debentures of other securities in good faith a certificate executed in any of the modes of execution authorised herein shall be as valid and effective as if such certificate was issued under the seal or the official securities seal kept pursuant to the Act, as the case may be, of the Company pursuant to these Articles.

Official seal for use abroad

170.    The Company may exercise the powers conferred by section 39 of the Act with regard to having an official seal for use abroad.

Certified copies

171.    Any director or the secretary, or any person appointed by the directors for the purpose, shall have power to authenticate any documents affecting the constitution of the Company and any resolutions passed by the Company (or the holders of any class of Shares) or the directors or any committee of the directors, and any books, records, documents and accounts relating to the business of the Company, and to certify copies of or extracts from them as true copies or extracts. A document purporting to be a copy of a resolution, or the minutes of or an extract from the minutes of a meeting of the Company (or the holders of any class of Shares) or of the directors or any committee of the directors that is certified in this way shall be conclusive evidence in favour of all persons dealing with the Company in reliance on it that such resolution has been duly passed or, as the case may be, that such minutes or extract is a true and accurate record of proceedings at a duly constituted meeting.

Record dates

Record dates for dividends, etc.

72.    Notwithstanding any other provision of these Articles, the Company or the directors may fix any date as the record date for any dividend, distribution, allotment or issue, which may be on or at any time before or after any date on which the dividend, distribution, allotment or issue is declared, paid or made.

Dividends

Declaration of dividends

173.    Subject to the provisions of the Act, the Company may by ordinary resolution and with Special Investor Majority Consent declare dividends in accordance with the respective rights of the members, but no dividend shall exceed the amount recommended by the directors.

Interim dividends

174.    Subject to the provisions of the Act, the directors may with Majority Director Consent, pay interim dividends if it appears to them that they are justified by the profits of the Company available for distribution. If the share capital is divided into different classes, the directors may pay interim dividends on Shares which confer deferred or non-preferred rights with regard to dividend as well as on Shares which confer preferential rights with regard to dividend, but no interim dividend shall be paid on Shares carrying deferred or non-preferred rights if, at the time of payment, any preferential dividend is in arrears unless so permitted by these Articles. The directors may also pay at intervals settled by them any dividend payable at a fixed rate if it appears to them that the profits available for distribution justify the payment. Provided the directors act in good faith they shall not incur any liability to the holders of Shares conferring preferred rights for any loss they may suffer by the lawful payment of an interim dividend on any Shares having deferred or non-preferred rights.

Apportionment of dividends

175.    Except as otherwise provided by the rights attached to all Shares, dividends shall be declared and paid according to the amounts paid up on the Shares on which the dividend is paid. All dividends shall be apportioned and paid proportionately to the amounts paid up on the Shares during any portion or portions of the period in respect of which the dividend is paid; but, if any Share is issued on terms providing that it shall rank for dividend as from a particular date, that Share shall rank for dividend accordingly.

Dividends in specie

176.    A general meeting declaring a dividend may, upon the recommendation of the directors, direct that it shall be satisfied wholly or partly by the distribution of assets. Where any difficulty arises in regard to the distribution, the directors may settle the same and in particular may issue fractional certificates and fix the value for distribution of any assets and may determine that cash shall be paid to any member upon the footing of the value so fixed in order to adjust the rights of members and may vest any assets in trustees.

Procedure for payment to holders and others entitled

177.    Any dividend or other moneys payable in respect of a Share may be paid by cheque sent by post to the registered address of the person entitled or, if two or more persons are the holders of the Share or are jointly entitled to it by reason of the death or bankruptcy of the holder, to the registered address of that one of those persons who is first named in the register of members or to such person and to such address as the person or persons entitled may in writing direct. Every cheque shall be made payable to the order of the person or persons entitled or to such other person as the person or persons entitled may in writing direct and payment of the cheque shall be a good discharge by the Company. Any joint holder or other person jointly entitled to a Share as aforesaid may give receipts for any dividend or other moneys payable in respect of the Share.

Interest not payable

178.    No dividend or other moneys payable in respect of a Share shall bear interest against the Company unless otherwise provided by the rights attached to the Share.

Forfeiture of unclaimed dividends

179.    Any dividend which has remained unclaimed for twelve years from the date when it became due for payment shall, if the directors so resolve, be forfeited and cease to remain owing by the Company.

Accounts

Rights to inspect records

180.    No member shall (as such) have any right of inspecting any accounting records or other book or document of the Company except as conferred by statute or authorised by the directors or by ordinary resolution of the Company.

Capitalisation of profits

Power to capitalise

181.    The directors may with the authority of an ordinary resolution of the Company, and subject to the Act:

(a)
subject as hereinafter provided, resolve to capitalise any undistributed profits of the Company not required for paying any preferential dividend then due and payable (whether or not they are available for distribution) or any sum standing to the credit of the Company's share premium account, merger reserve or capital redemption reserve or other reserve of the Company;

(b)
appropriate the sum resolved to be capitalised to the members who would have been entitled to it if it were distributed by way of dividend and in the same proportions and apply such sum on their behalf either in or towards paying up the amounts, if any, for the time being unpaid on any Shares held by them respectively, or in paying up in full unissued Shares or debentures of the Company of a nominal amount equal to that sum, and allot the Shares or debentures credited as fully paid to those members, or as they may direct, in those proportions, or partly in one way and partly in the other, but the Share premium account, the capital redemption reserve, and any profits which are not available for distribution may, for the purposes of this Article, only be applied in paying up unissued Shares to be allotted to members credited as fully paid;

(c)
make such provision by the issue of fractional certificates or by payment in cash or otherwise as they determine in the case of Shares or debentures becoming distributable under this Article in fractions; and

(d)
authorise any person to enter on behalf of all the members concerned into an agreement with the Company providing for the allotment to all the members respectively, credited as fully paid, of any Shares or debentures to which they are entitled upon such capitalisation, any agreement made under such authority being binding on all such members.

Notices

When notice required to be in writing

182.    Any notice to be given to or by any person pursuant to the Articles, except as otherwise provided in Article 158 shall be in writing which includes, without limitation, telex, facsimile and electronic mail and any other visible substitute for writing. A notice may be partly in one form and partly in another.

Method of giving notice to member

183.    The Company may give any notice to a member:

(a)
personally; or

(b)
by sending it by post in a prepaid envelope addressed to the member at his registered address or by leaving it at that address; or

(c)
by sending it by telex, facsimile or electronic mail to a number or address supplied to the Company by the member for that purpose.

In the case of joint holders of a Share, all notices shall be given to the joint holder whose name stands first in the register of members in respect of the joint holding and notice so given shall be sufficient notice to all the joint holders. A member whose registered address is not within the Republic of Ireland or the United Kingdom and who gives to the Company an address within the Republic of Ireland or the United Kingdom at which notices may be given to him shall be entitled to have notices given to him at that address, but otherwise no such member shall be entitled to receive any notice from the Company.

Deemed receipt of notice

184.    A member present, either in person or by proxy, at any meeting of the Company or of the holders of any class of Shares shall be deemed to have received notice of the meeting and, where requisite, of the purposes for which it was called.

Transferees etc. bound by prior notice

185.    Every person who becomes entitled to a Share shall be bound by any notice in respect of that Share which, before his name is entered in the register of members, has been duly given to a person from whom he derives his title.

When notice by post deemed given

186.    This article applies to any notice to be given to or by any person pursuant to the Articles, except as otherwise specifically provided herein. Proof that an envelope containing a notice was properly addressed, prepaid and posted shall be conclusive evidence that the notice was given. A notice sent by post shall be deemed given:

(a)
if sent by post from an address in the Republic of Ireland or the United Kingdom to another address in the Republic of Ireland or the United Kingdom, on the day following that on which the envelope containing it was posted;

(b)
if sent by the equivalent of post from an address in another country to another address in that country, on the day following that on which the envelope containing it was posted;

(c)
if sent by airmail from an address in the Republic of Ireland or the United Kingdom to an address outside the Republic of Ireland or the United Kingdom, or to an address in the Republic of Ireland or the United Kingdom from an address outside the Republic of Ireland or the United Kingdom, on the third day following that on which the envelope containing it was posted; and

(d)
in any other case, on the fifth day following that on which the envelope containing it was posted.

When other notices deemed given

187.    This Article applies to any notice to be given to or by any person pursuant to the Articles, except as otherwise specifically provided herein. A notice sent by telex, facsimile or electronic mail transmission to a director or member to a number or address supplied to the Company by such director or member for that purpose shall be deemed given at the later of (i) twelve hours after the time of despatch; or (ii) if the relevant time specified in (i) is outside working hours, at 9:30 a.m. on the first Business Day following the date specified in (i); or in any case, at such earlier time as receipt is acknowledged. A notice left at the registered address of a member shall be deemed given when delivered.

Notice to persons entitled by transmission

188.    A notice may be given by the Company to the persons entitled to a Share in consequence of the death or bankruptcy of a member by sending or delivering it, in any manner authorised by the Articles for the giving of notice to a member, addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt or by any like description at the address, if any, within the Republic of Ireland or United Kingdom supplied for that purpose by the persons claiming to be so entitled. Until such an address has been supplied, a notice may be given in any manner in which it might have been given if the death or bankruptcy had not occurred.

Winding up

Liquidator may distribute in specie

189.    If the Company is wound up, the liquidator may, with the sanction of an extraordinary resolution of the Company and any other sanction required by the Insolvency Act 1986, divide among the members in specie the whole or any part of the assets of the Company and may, for that purpose, value any assets and determine how the division shall be carried out as between the members or different classes of members. The liquidator may, with the like sanction, vest the whole or any part of the assets in trustees upon such trusts for the benefit of the members as he with the like sanction determines, but no member shall be compelled to accept any assets upon which there is a liability.

Indemnity

Indemnity to directors

190.    Subject to the provisions of the Act but without prejudice to any indemnity to which a director may otherwise be entitled, every director or other officer or auditor of the Company shall be indemnified out of the assets of the Company against any reasonable liability incurred by him in defending any proceedings, whether civil or criminal, in which judgment is given in his favour or in which he is acquitted or in connection with any application in which relief is granted to him by the court from liability for negligence, default, breach of duty or breach of trust in relation to the affairs of the Company.

APPENDIX A
MATTERS REQUIRING SPECIAL APPROVALS

A Matter	B Majority Director Consent*	C Optional Weighted Director Consent*	D Special Investor Majority Consent*

Change in nature of business
The making of any change in the nature of the business (as at the date immediately following completion of the Investors' subscriptions) of any member of the Group or, in the case of a member of the Group acquired after the date of this Agreement, as at the date of such acquisition, which change (in each case) would be material in the context of the Group as a whole.	X	X

Substantial acquisitions and disposals
The sale, leasing, transfer, licensing or other disposal or the purchase, leasing, transfer, licensing or other acquisition by any member of the Group whether by a single transaction or series of connected transactions or the agreement to do the same where the aggregate consideration (including assumed debt or obligations and taking into account the maximum amount of any deferred or contingent consideration) exceeds €10 million, other than the purchase by the Company of the entire issued share capital of Valentia pursuant to the Share Exchange Agreement.	X	X

Substantial Investment
The carrying on of any part of the business of the Group, the earnings before interest and tax attributable to which amounts to more than 5 per cent. of either the Group's consolidated earnings before interest, tax, depreciation and amortisation or the Group's turnover as shown in the most recent audited accounts of the Group (and until the first audited accounts after the date the Offer becomes unconditional, the most recent Monthly Management Accounts) in, or the investment of any material amounts, being amounts in excess of €10 million in aggregate, in any entity which is not a wholly owned subsidiary of the Company or in or through, any partnership, consortium or joint venture.	X	X

Financing
The change to the terms of, replacement, or addition to any loan or loan facility entered into by any member of the Group at or before Completion, or the addition of any new loan or loan facility other than the implementation of the Refinancing.	X	X

* (X means required.)

Sale and Lease-back arrangements The entry into by any member of the Group of any agreement or arrangement for the sale and lease-back of any assets.	X	X

Decision to Float
Without prejudice to the Registration Rights Agreement, the adoption and implementation of any strategy for achieving a Flotation and decisions as to the timing and pricing of such Flotation.	X	X

Litigation The commencement of any litigation the sum claimed in respect of which exceeds €10 million and/or the settlement of any litigation for a sum in excess of €10 million.	X	X

Issue of shares
The creation, allotment or issue of any shares or securities by the Company or any other member of the Group, or the grant of any right to require the allotment or issue of any shares or securities (other than, in any such case, the creation, allotment or issue of any shares or securities to a wholly owned member of the Group or pursuant to this Agreement or pursuant to an Approved Employee Plan), other than the allotment and issue to the Valentia Shareholders of Shares in the Company as consideration for the transfer to the Company by such shareholders of their shares in Valentia pursuant to the Share Exchange Agreement.	X	X (in relation to the Group Companies other than the Company itself)	X (but only if in relation to the Company itself)

Variation of capital
The increase, reduction, repayment, purchase (or re-purchase), sub-division, consolidation or other variation of the share capital of the Company or any member of the Group which is not a wholly owned subsidiary, or the reduction of the amount (if any) standing to the credit of any non-distributable reserve (including the share premium account or capital redemption reserve) of any such company, except for the specific purposes set out in the Articles, or the conversion of C Shares in the capital of the Company in accordance with the Articles).	X	X (in relation to the Group Companies other than the Company itself)	X (but only if in relation to the Company itself)

Dividends
The declaration, making or payment of any dividend or other distribution to the holders of any shares of the Company except payment of any cash dividend entitlement of the holders of Preference Shares in accordance with the terms of such Shares.	X	X(1)

(1) Subject also, in the case of a final dividend, to the provisions of the Articles dealing with the declaration of dividends by shareholders.

Winding-up
Except as required by law or the provisions of this Agreement, the giving of notice of any resolution to wind-up the Company, or the filing of any petition for the appointment of an examiner or liquidator, or the making of an invitation to any person to appoint a receiver.	X	X (in relation to the Group Companies other than the Company itself)	X (in relation to the Company)

Changes to Memorandum and Articles of Association The alteration of the memorandum or articles of association of any member of the Group.	X	X (in relation to the Group Companies other than the Company itself)	X (in relation to changes to the Memorandum or Articles of the Company)

Board committees
The appointment of any committee of the Board and the establishment of its terms of reference, other than pursuant to the Share Exchange Agreement and this Agreement whereby audit, remuneration and nomination committees shall be established by the Company. Any change in the composition of the Audit, Remuneration or Nominations Committees from time to time.	X	X

Related party transactions
The entry into by any member of the Group of any transaction, arrangement or agreement with a director of the Company or an associate thereof or any person connected with any such director or with any Investor Party or person connected with any Investor save for bonus arrangements of the type described at item 45.	X		X

Chairman The removal of the chairman and the appointment of any replacement chairman.	X	X

CEO The appointment and removal of the Chief Executive Officer of the Group (CEO) and of any employees reporting directly to the CEO.	X	X

Establishment of incentive schemes The establishment of any new profit sharing, bonus or incentive scheme giving rise to payment of emoluments in excess of amounts provided for in the Budget.	X	X

Changes to incentive schemes/ESOT Trust Deed
Any material variation to the terms of any existing profit sharing, bonus or incentive scheme giving rise to payment of emoluments in excess of amounts provided for in the Budget and/or giving any consent under or to any amendment of the ESOT Trust Deed or the APSS Trust Deed.	X	X

Share option schemes/Grants
The establishment of, or variation to the terms of, any share option scheme or shadow share option scheme or scheme for or agreement to grant any shares to employees under other circumstances.	X	X

Establishment of pension schemes etc
The establishment of, or any material variation to the terms or rules of, any pension or life insurance scheme giving rise to payment of contributions or emoluments in excess of amounts provided for in the Budget.	X	X

Dealings with Regulators The making of any proposal or the granting of any undertaking to any regulatory body or authority save in the ordinary and day to day course of business.	X	X

Acquisition of subsidiary undertakings
The acquisition or establishment by any member of the Group of any subsidiary undertaking, other than the acquisition by the Company of the entire issued share capital of Valentia pursuant to the Share Exchange Agreement and the acquisition of the entire issued share capital of ESOT by the Company.	X

Disposal of subsidiary undertaking The disposal by any member of the Group or the dilution of its interest directly or indirectly in any subsidiary undertaking.	X

Acquisition of securities in non-Group members
The subscription or other acquisition by any member of the Group of any interest (whether on its behalf or as nominee) in the share capital or instruments convertible into the share capital of any other company or body corporate (except a wholly-owned subsidiary of the Company), other than the acquisition of Valentia by the Company pursuant to the Share Exchange Agreement.	X

Partnerships and joint ventures The entry into by any member of the Group of any partnership or joint venture arrangement with any person.	X

Arrangements outside ordinary course of business etc.
The entry into by any member of the Group of any arrangement, contract or transaction which is of an unusual or onerous or long term nature, or outside the normal course of its business as carried on, or otherwise than by way of bargain on arm's length and on normal commercial terms.	X

Litigation
Without prejudice to paragraph 7, the commencement or settlement by any member of the Group of any litigation save for (i) collection of debts arising in the ordinary course of business or (ii) any application for an interim injunction or other urgent application in circumstances where it is not practicable to obtain prior consent or (iii) other routine matters not material in the context of the Group as a whole.	X

Group policy The formulation of the Group's risk management strategy, health and safety policy and environmental policy.	X

Audit Committee The taking of any action which contravenes or materially varies from any recommendation of the Audit Committee.	X

Loans etc
Other than in the normal course of trading and loans to employees for less than €2,000 in each case; the making of any loan or advance or the giving of any guarantee or indemnity or the provision of any credit to any employee by any member of the Group.	X

Security
The creation by any member of the Group of any mortgage, charge, encumbrance or other security interest on any uncalled capital or on any asset other than (i) liens arising in the ordinary course of trade or (ii) any charge arising by the operation or purported operation of title retention clauses and in the ordinary course of business or (iii) as required by the Refinancing Documents, for so long as any sum remains outstanding thereunder, or any document, deed or agreement entered into pursuant thereto or, in connection therewith.	X

Financial Statements The approval of financial statements of the Company.	X

Budget The approval of the Budget and any revisions to the Budget.	X

Business Plan The approval of the Business Plan and any revisions to that Business Plan.	X

Other acquisitions and disposals
The sale, leasing, transfer, licensing or other disposal or the purchase, leasing, transfer, licensing or other acquisition by any member of the Group whether by a single transaction or series of connected transactions, related or not, or the agreement to do the same where the aggregate consideration for the transactions (including assumed debt and obligations and taking into account the maximum amount of any deferred or contingent consideration) exceeds €5 million but is less than €10 million.	X

Major capital expenditure
The making of (or the agreement to make) any individual or aggregate items of capital expenditure by any member of the Group in any year not provided for specifically in the Budget (whether in one transaction or a series of related transactions) and which is in excess of €5 million in aggregate.	X

Major investments
The making by the Group of major investments (other than capital expenditure or other expenditure specifically provided for in the Budget) and which are in excess of €2.5 million in aggregate.	X

Applications for loan waivers The application for any waiver, release or consent pursuant to the terms of any loan arrangements to which any member of the Group is from time to time a Party.	X

Accounting reference date The altering of the Company's accounting reference date.	X

Auditors The removal or replacement of the Group's auditors.	X

Auditors' remuneration The remuneration of the auditors of the Group.	X

Accounting policies The approval of any significant change in accounting policies or practices.	X

Directors and senior managers of the Group
The appointment and removal of the Company Secretary of any member of the Group or directors or senior managers of members of the Group (other than the Company and other than any Investor Director), other than the appointment of the directors of Valentia immediately prior to completion of the Share Exchange Agreement as directors of the Company and eircom Funding pursuant to the Share Exchange Agreement and this Agreement.	X

Remuneration of directors
The payment to any director of the Company or any person connected with such director (within the meaning of Section 10 of the Irish Taxes Consolidation Act, 1997) of any bonus or commission or sum on account of bonus or commission in any financial year other than pursuant to (and as provided in) any contract of employment of any such director or connected person.	X

Share Incentives The allocation of share incentives pursuant to management incentive schemes.	X

Remuneration Committee The taking of any action which contravenes or materially varies from any recommendation of the Remuneration Committee.	X

Donations The making by any member of the Group of any political contributions or of any charitable contributions whatsoever.	X

Transfer
The exercise of the Board's discretion under the Articles to register or refuse to register, to require a transfer or to approve or refuse to approve the transfer of any Share or the entry of any person in the register of members of the Company.	X

Company No. 4827199

COMPANIES ACT 1985

A PRIVATE COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

OF

VALENTIA HOLDINGS LIMITED

(Adopted by special resolution passed on 7 August 2003 at 6.35 pm)

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ARTICLES OF ASSOCIATION OF VALENTIA HOLDINGS LIMITED
APPENDIX A MATTERS REQUIRING SPECIAL APPROVALS
CONTENTS